Exhibit 10.31

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is made effective on October 7, 2025 (the “Effective Date”), by and among Zenas BioPharma, Inc., a Delaware corporation, having a place of business at 852 Winter St., Suite 250, Waltham, MA 02451 (“Zenas”), and InnoCare Pharma Inc., a Delaware corporation, having a place of address at 103 Carnegie Center, Suite 209, Princeton, New Jersey, 08540, USA (“InnoCare”). InnoCare and Zenas are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

(A)InnoCare is a biopharmaceutical company focusing on cancer and autoimmune diseases.

(B)Zenas is a biotechnology company committed to the development and commercialization of transformative therapies for autoimmune diseases.

(C)InnoCare has developed certain proprietary Licensed Compounds (as defined below), and owns or otherwise controls certain patents, patent applications, technology, know-how, scientific and technical information and other proprietary rights and information relating to the development, commercialization, and manufacture of the Licensed Compounds.

(D)Subject to the terms and conditions of this Agreement, InnoCare wishes to grant to Zenas, and Zenas wishes to receive from InnoCare, an exclusive license to develop, commercialize and manufacture the Licensed Compounds and Licensed Products in certain fields of use in the Zenas Territory and a non-exclusive license to develop and manufacture the Licensed Compounds and Licensed Products in the InnoCare Territory (each as defined below).

NOW IT IS HEREBY AGREED as follows:

1.	Definitions and Interpretation
1.1	Definition. In this Agreement, the following words and expressions have the following meanings:
1.1.1

“Accounting Standards” means the IFRS (International Financial Reporting Standards) or U.S. GAAP (U.S. Generally Accepted Accounting Principles) or, if not applicable, any similar accounting standard, in each case, as generally and consistently applied throughout the relevant organization.

1.1.2

“Affiliate” means with respect to a legal entity, any other legal entity that directly or indirectly controls, is controlled by or is under common control with such legal entity; where “control”, and with correlative meanings, “controlled by” and “under common control with”, means: (a) the possession, directly or indirectly, of the power to direct the management or policies of a company or person, whether through the ownership of voting securities, by contract or otherwise; or (b) the ownership, directly or indirectly, of over fifty percent (50%) of the outstanding voting securities or other ownership interest of a legal entity.

1.1.3

“Annual Net Sales” means, with respect to a Licensed Product, the Net Sales of such Licensed Product within the Zenas Territory, calculated on an aggregate basis for a given Calendar Year during the Royalty Term for such Licensed Product.

1.1.4	“Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations,

administrative codes, guidances, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item.

1.1.5

“Arising IP” means Intellectual Property Rights generated, developed, conceived or reduced to practice by or on behalf of Zenas or InnoCare or their respective Affiliates or (Sub)licensees, in each case, in the performance of any activities under this Agreement during the Term.

1.1.6	[***]
1.1.7	[***]
1.1.8	“Business Day” means Monday to Friday (inclusive) except bank or public holidays in Waltham, Massachusetts, United States, Princeton, New Jersey, United States, or Beijing, China.
1.1.9	“Calendar Quarter” means the three (3)-month period ending on March 31, June 30, September 30 and December 31 of each calendar year.
1.1.10	“Calendar Year” means four (4) consecutive Calendar Quarters beginning with the three (3)-month period ending on March 31st.
1.1.11	“CDA” mean that certain Confidential Nondisclosure Agreement by and between Beijing InnoCare Pharma Tech Co., Ltd and Zenas, dated May 28, 2025.
1.1.12

“Change of Control” means, with respect to a Party or an Affiliate of a Party, (a) a merger, consolidation, reorganization, amalgamation, arrangement, share exchange, tender or exchange offer, private purchase, business combination or other transaction of such Party (or such Affiliate) with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party (or such Affiliate), or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets. Notwithstanding the foregoing, any transaction or series of transactions effected for the primary purpose of financing the operations of the applicable Party or Affiliate (including the issuance or sale of securities for financing purposes) or changing the form or jurisdiction of organization of such Party or Affiliate will not be deemed a “Change of Control” for purposes of this Agreement.

1.1.13

“CMC” means the Chemistry, Manufacturing and Controls portion of the IND Application or Marketing Authorization Application for a pharmaceutical product in the United States, Europe, China or equivalent or similar portion of a Regulatory Approval in another regulatory jurisdiction.

1.1.14	“CMO” means a contract manufacturing organization.
1.1.15	“Combination Product” means a Licensed Product whether combined in a single formulation or package with any Other Components, or formulated or packaged separately but required pursuant to approved product labelling to be used with any Other Component and sold together with such Other Component for a single price.

1.1.16

“Commercialization” means any and all activities the commercialization of a product, including marketing, detailing, promotion, market research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering, product sampling, and commercially selling such product, importing, exporting, and transporting such product for commercial sale, and seeking pricing approval of a product (if applicable), whether before or after Regulatory Approval has been obtained, as well as all regulatory compliance with respect to the foregoing, excluding activities directed to Development or Manufacturing. “Commercialize” and “Commercializing” shall have a corresponding meaning.

1.1.17	“Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources that are commonly used by [***].
1.1.18

“Competing Product” means (a) any [***] (each such [***] product, “BTK Competing Product”); (b) any [***] (each such [***] product, “IL-17 Competing Product”); or (c) any [***] (each such [***] product, “TYK2 Competing Product”), in each case (a)-(c), other than any Licensed Compound or Licensed Products.

1.1.19

“Confidential Information” means the terms of this Agreement (which shall be deemed the Confidential Information of both Parties and with respect to which each Party shall be deemed the Receiving Party and the Disclosing Party) and any and all information of a confidential or proprietary nature that is obtained directly or indirectly by one Party (the “Receiving Party”) or its Affiliates, from the other Party (the “Disclosing Party”) or its Affiliates at any time before, on or after the Effective Date under or in connection with this Agreement, without regard to the form or manner in which such information is recorded, preserved, disclosed or obtained. In addition, Confidential Information shall include all Confidential Information (as defined under the CDA between the Parties) obtained by either Party pursuant to the CDA relating to the Licensed Compounds or Licensed Products, which shall be deemed to be Confidential Information obtained by such Party pursuant to this Agreement (and the use and disclosure of which shall, as from the Effective Date, be governed by the terms of this Agreement). Notwithstanding the foregoing, Joint Arising IP shall be deemed the Confidential Information of both Parties, with respect to which each Party shall be deemed the Disclosing Party and the Receiving Party.

1.1.20

“Control” or “Controlled” means, with respect to any Intellectual Property Right or other subject matter of a Party, that the Party owns or has a license or other right to such Intellectual Property Right or other subject matter (other than pursuant to this Agreement) and has the ability to grant access, a license, or a sublicense to such Intellectual Property Right or other subject matter to any other Party as provided in this Agreement without violating an agreement with or other rights of any Third Party or creating a payment obligation upon such Party or any of its Affiliates (unless the other Party agrees in writing to bear the applicable payment obligations); provided, however, that, with respect to any Intellectual Property Right or other subject matter obtained by a Party or any of its Affiliates from a Third Party after the Effective Date, such Party shall be deemed to Control such Intellectual Property Right or other subject matter only if (a) such Party possesses the right to grant such license, sublicense, or other right thereto without being obligated to pay any royalties or other consideration therefor, unless the other Party agrees in writing in advance of any grant of rights thereto to pay such royalties or other consideration arising as a result such Party’s or its Affiliate’s or Sublicensee’s use or practice of such Intellectual Property Right or other subject matter under this Agreement and (b) the other Party agrees in writing to comply with the terms and conditions of the agreement under which such Intellectual Property Right or other subject matter were obtained by such Party. Notwithstanding the foregoing, a Party and its Affiliates will not be deemed to “Control” any Intellectual Property Right or other subject matter that (A) prior to the consummation of a Change of Control of such Party, is owned or in-licensed by or available to a Third Party that becomes an Affiliate of such acquired Party (or that merges or consolidates with such Party) after the Effective Date as a result of such Change of Control or (B) is independently developed or acquired by such Third Party after the consummation of such Change of Control event without use of or reference to the other Party’s Confidential Information, in each case ((A) or (B)), unless (i) prior to the consummation of such Change of Control, such acquired Party or any of its Affiliates also Controlled such Intellectual Property Rights or proprietary rights towards a product, or (ii) after the consummation of such Change of Control, such acquired Party or any of its Affiliates uses any such Intellectual Property Rights or proprietary rights (other than publicly disclosed Know-How) towards a Licensed Compound or Licensed Product in the performance of its obligations or exercise of its rights under this Agreement, in each of which cases ((i) and (ii)), such Intellectual Property Rights or proprietary rights towards a Licensed Compound or Licensed Product will be deemed to be “Controlled” by such Party for purposes of this Agreement.

1.1.21	“Controller” means the Party that determines the means and purposes of Processing Personal Data.
1.1.22

“Cover”, “Covering” or “Covered” means, with respect to a product, technology, process or method, that, in the absence of ownership of, or a license granted under, a Valid Claim, the practice or Exploitation of such product, technology, process or method would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.1.23

“Data” means any and all scientific, technical and test data pertaining to any Licensed Compound or Licensed Product, including research data, safety data, tolerability data, clinical pharmacology data, CMC data (including analytical and quality control data and stability data), non-clinical data, clinical trial data or submissions made in association with an IND Application or Marketing Authorization Application with respect to any Licensed Compound or Licensed Product, in each case that is Controlled by a Party as of the Effective Date or at any time during the Term.

1.1.24	“Data Protection Laws” means any Applicable Law that governs the Processing of Personal Data.
1.1.25	“Day” means any period of twenty-four (24) consecutive hours commencing at 12:01 a.m. Eastern time and concluding at midnight including Business Days, weekends and bank or public holidays.
1.1.26

“Development” means all internal and external research, development, and regulatory activities related to a pharmaceutical product, including (a) non-clinical testing, toxicology, testing and studies, non-clinical and preclinical animal studies, and clinical trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct clinical trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical product, but excluding activities directed to Manufacturing or Commercialization. “Develop” and “Developing” shall have a corresponding meaning.

1.1.27	“Directed To” means, with respect to a compound and a target, that such compound [***].
1.1.28	“Dollar” means U.S. dollar, and “$” will be interpreted accordingly.
1.1.29	[***]
1.1.30	“Ex-GCSA” means worldwide other than Greater China and Southeast Asia.
1.1.31

“Existing Global Trial” means the Global Trials for the Orelabrutinib Products sponsored by InnoCare as of the Effective Date in the Ex-MS/Ex-Oncology Field or the MS Field, as set forth in Schedule 1.1.30 (Existing Global Trial).

1.1.32	“Ex-MS/Ex-Oncology Field” means all fields of use in humans other than the Oncology Field and the MS Field. By way of example and not limitation, the Ex-MS/Ex-Oncology Field will include [***].
1.1.33	“Exploit” means to make, have made, use, offer to sell, sell, Develop, Manufacture, Commercialize, or otherwise exploit. “Exploitation” shall have a corresponding meaning.
1.1.34	“FDA” means the United States Food and Drug Administration or any successor agency(ies) or authority thereto having substantially the same function.
1.1.35	[***]
1.1.36	“Field” means (a) with respect to Zenas, the Licensed Field; and (b) with respect to InnoCare, the InnoCare Field.
1.1.37

“First Commercial Sale” means, with respect to a Licensed Product in a country in the Zenas Territory, the first sale to a Third Party of such Licensed Product in such country by Zenas, its Affiliate or Sublicensee after all Regulatory Approvals legally required, and the applicable pricing or reimbursement approval necessary, to market and sell the Licensed Product in such country in the Licensed Field have been obtained; provided, however, that First Commercial Sale shall not include any transfer of a Licensed Product for purposes of bona fide patient assistance programs, charitable or promotional purposes, treatment IND sales, named patient sales, compassionate use sales, sales for use in any clinical trials or investigator initiated trials, sales for use in tests or studies necessary to comply with any Applicable Law or request by a Regulatory Authority, or early access programs or post-approval access programs before pricing and reimbursement approval.

1.1.38

“FTE” means, with respect to a Party, the equivalent of the work of one employee or contractor of such Party or any of its Affiliates working on a full-time basis in providing technical assistance or other support to another Party or performing other activities under this Agreement for a twelve (12)-month period (consisting of at least a total of [***] hours per year of dedicated effort).

1.1.39	“FTE Cost” means the product of the applicable FTE hours and the FTE Rate.
1.1.40	“FTE Rate” means [***] per FTE hour.
1.1.41	“GCSA” means Greater China and Southeast Asia.

1.1.42	“Generic Competition” shall mean, with respect to a Licensed Product in a country and a Calendar Quarter, that [***].
1.1.43

“Generic Product” means, with respect to a particular Licensed Product in a country, any product that (a) (i) contains the same active pharmaceutical ingredient(s) as such Licensed Product and (ii) qualifies as a generic or is bioequivalent to and exchangeable with the Licensed Product, as determined by the applicable Regulatory Authority under the Applicable Laws in such country, (b) has received Regulatory Approval for use in such country from the relevant Regulatory Authority in one or more of the Indications in the Licensed Field for which such Licensed Product is approved in such country, where such Regulatory Approval relied on or incorporated the Regulatory Approval for such Licensed Product in the Licensed Field in such country or any clinical data contained in such Regulatory Approval and was granted pursuant to (i) in the U.S., Section 505(j) of the FD&C Act (21 USC § 355(j)); (ii) in the European Union, a provision of Article 10 of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision); or (iii) in any other foreign country or region, the equivalent or similar provisions thereof, and (c) is sold in the same country as the relevant Licensed Product by a Third Party that is not a Sublicensee or Affiliate of Zenas and that did not purchase such product in a chain of distribution that included Zenas or any of its Selling Entities.

1.1.44	“Global Trial” means a clinical trial for a Licensed Product conducted [***].
1.1.45

“GMP” means the current good manufacturing practice requirements and standards for the production of drug and biological products, including, as applicable, FDA regulations as set forth in 21 C.F.R. Parts 210, 211, 600, and 610, and related guidance documents, and as interpreted by relevant ICH guidelines, and the Applicable Laws in any other jurisdiction corresponding to the foregoing, in each case, as amended from time to time.

1.1.46	“Greater China” means mainland China, Hong Kong, Macau and Taiwan.
1.1.47	“ICH” means the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use.
1.1.48

“ICP Preclinical Compound” means any IL-17 Compound or TYK2 Compound, as the context may require. For the purposes of this Agreement, all IL-17 Compounds shall be deemed to be one (1) ICP Preclinical Compound, and all TYK2 Compounds shall be deemed to be one (1) ICP Preclinical Compound.

1.1.49

“IL-17 Compound” means (a) ICP-054, InnoCare’s proprietary Interleukin-17 (IL-17) inhibitor with high affinity to both IL-17 AA and AF, having the structure set forth in Schedule 1.1.49 (IL-17 Compound), (b) the backup molecules of (a) as set forth in Schedule 1.1.49 (IL-17 Compound), and (c) any metabolite, salt, ester, hydrate, solvate, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, tautomer, stereoisomer, enantiomer, isotopic analog (including any deuterium substituted analog), conjugate, complex, free acid, free base or optically active form of the foregoing (a) or (b).

1.1.50	“IL-17 Product” means any product containing an IL-17 Compound, whether alone or in combination with one or more Other Components, in any formulation or dosage form.

1.1.51

“IL-17 Program” means the IL-17 Compounds and the IL-17 Products, and the Exploitation thereof conducted by or on behalf a Party or any of its Affiliates or Sublicensees or (sub)licensees in its Field in the Respective Territory.

1.1.52

“IND Application” means an application submitted to a Regulatory Authority for authorization by the applicable Regulatory Authority to initiate human clinical trials, including (a) an Investigational New Drug application filed with the US Food and Drug Administration in the United States, (b) a clinical trial application submitted to the European Medicines Agency of the European Union (the “EMA”), (c) a clinical trial application submitted to the National Medical Products Administration of China (the “NMPA”), and (d) any equivalent filing in any other jurisdiction.

1.1.53

“Indication” means a separate and distinct disease or medical condition in humans which requires submission of a unique Marketing Authorization Application for such Indication; provided, however, that [***].

1.1.54

“Initiation” means for a clinical trial the [***] dosing of the [***] patient or subject for such trial. For clarity, if the clinical trial at issue is conducted in more than one country or jurisdiction, then the “Initiation” of such clinical trial in a certain country or jurisdiction means the [***] dosing of the [***] patient or subject in such country or jurisdiction for such trial; provided, that such patient or subject has the legal status to participate in a clinical trial therein.

1.1.55

“InnoCare Field” means (a) with respect to Orelabrutinib Compounds and Orelabrutinib Products, the Ex-MS/Ex-Oncology Field and the Oncology Field; and (b) with respect to IL-17 Compounds and IL-17 Products, all fields of use in humans.

1.1.56	“InnoCare IP” means, with respect to a Program, InnoCare Know-How, InnoCare Patent Rights, and InnoCare’s interest in Joint Arising IP, in each case, with respect to such Program.
1.1.57

“InnoCare Know-How” means, with respect to a Program, all Know-How that is (a) Controlled by InnoCare or any of its Affiliates as of the Effective Date or during the Term and (b) necessary or reasonably useful to Exploit the Licensed Compounds and Licensed Products with respect to such Program in the applicable Licensed Field in the applicable Zenas Territory. All Know-How within InnoCare Arising IP shall be included as InnoCare Know-How.

1.1.58

“InnoCare Patent Rights” means, with respect to a Program, all Patent Rights, other than Joint Patents, that are (a) Controlled by InnoCare or any of its Affiliates as of the Effective Date or during the Term and (b) necessary or reasonably useful (or, with respect to patent applications, would be necessary or reasonably useful if such patent applications were to issue as patents) to Exploit the Licensed Compounds and Licensed Products with respect to such Program in the applicable Licensed Field in the applicable Zenas Territory. All Patent Rights within InnoCare Arising IP shall be included as InnoCare Patent Rights. All InnoCare Patent Rights as of the Effective Date are set forth on Schedule 1.1.58 (InnoCare Patent Rights).

1.1.59

“InnoCare Territory” means (a) with respect to Orelabrutinib Compounds and Orelabrutinib Products in the Ex-MS/Ex-Oncology Field, Greater China and Southeast Asia; (b) with respect to Orelabrutinib Compounds and Orelabrutinib Products in the Oncology Field, worldwide; (c) with respect to Orelabrutinib Compounds and Orelabrutinib Products in the MS Field, no territory; (d) with respect to IL-17 Compounds and IL-17 Products, Greater China and Southeast Asia; and (e) with respect to TYK2 Compounds and TYK2 Products, no territory.

1.1.60

“InnoCare Territory Trial” means, with respect to a Licensed Product, any clinical trial for such Licensed Product in the applicable InnoCare Field which (a) InnoCare elects to conduct and is conducted by or on behalf of InnoCare in the applicable InnoCare Territory, and (b) does not include clinical sites in any country or jurisdiction outside the applicable InnoCare Territory.

1.1.61

“Intellectual Property Rights” means all Patent Rights, rights to inventions, utility models, copyright and related rights, trademarks, trade names and domain names, rights in goodwill or to sue for passing off, rights in designs, rights in computer software, database rights, rights in confidential information (including Know-How, unpatented technical information, and trade secrets) and any other intellectual property rights, in each case, whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection that may now or in the future subsist in any part of the world.

1.1.62	[***]
1.1.63	“Joint Controller(s)” means two or more Controllers that jointly determine the purposes and means of Processing Personal Data.
1.1.64	“Joint Patents” means any and all Patent Rights within the Joint Arising IP.
1.1.65

“Know-How” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including trade secrets, practices, techniques, methods, processes, inventions, discoveries, developments, specifications, formulations, formulae, compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, clinical and non-clinical data, Regulatory Filings and Regulatory Filing documents and summaries, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures and any other know-how, and any physical embodiments of any of the foregoing.

1.1.66	“Knowledge” means [***].
1.1.67	“Licensed Compound” means any of (a) Orelabrutinib Compound, (b) IL-17 Compound and (c) TYK2 Compound, each of which shall be deemed to be one (1) Licensed Compound.
1.1.68

“Licensed Field” means (a) with respect to Orelabrutinib Compounds and Orelabrutinib Products, the MS Field and Ex-MS/Ex-Oncology Field, (b) with respect to IL-17 Compounds and IL-17 Products, all fields of use in humans, and (c) with respect to TYK2 Compounds and TYK2 Products, all fields of use in humans.

1.1.69	“Licensed Product” means any of (a) Orelabrutinib Products, (b) IL-17 Products and (c) TYK2 Products.
1.1.70

“MAA” means a Marketing Authorization Application submitted to EMA for the purpose of obtaining European Commission approval for the marketing of a Licensed Product for the countries located within the European Union.

1.1.71	[***]

1.1.72

“Manufacture” means activities directed to manufacturing, processing, packaging, labelling, filling, finishing, assembly, shipping, storage, or freight of any pharmaceutical product (or any components or process steps involving such product or any companion diagnostic), placebo, or comparator agent, as the case may be, including quality assurance and stability testing, characterization testing, quality control release testing of drug substance and drug product, quality assurance batch record review and release of such product, process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, and product characterization, but excluding activities directed to Development, or Commercialization. “Manufacturing” shall have a corresponding meaning.

1.1.73	“Manufacturing Cost” means the cost of Manufacturing Licensed Compounds or Licensed Products, as applicable, by or on behalf of InnoCare or its Affiliates, calculated as follows:
1.1.73.1	[***].
1.1.73.2	[***].
1.1.74

“Marketing Authorization Application” means a NDA, MAA, or other similar application, as applicable, and all amendments and supplements thereto, submitted to the FDA, EMA or any other applicable Regulatory Authority in the European Union (pursuant to the centralized procedure to the applicable national Regulatory Authority of a member country in the European Union with respect to the mutual recognition procedure or decentralized procedure, or any national approval procedure, as applicable), Medicines and Healthcare Products Regulatory Agency in the United Kingdom, or Ministry of Health, Labour and Welfare or PMDA of Japan, or any equivalent filing in a country or regulatory jurisdiction other than the US, European Union, United Kingdom and Japan with the applicable Regulatory Authority, to obtain marketing approval for a pharmaceutical, biological, or diagnostic product, in a country or in a group of countries or an administrative region.

1.1.75	“MS Field” means the prevention, diagnosis, treatment and alleviation of any of the forms of multiple sclerosis in humans.
1.1.76

“NDA” means a New Drug Application submitted to the FDA, or any successor application or procedure, as more fully defined in 21 C.F.R. § 314.50 et. seq., or any corresponding foreign application in any country or jurisdiction outside the United States.

1.1.77

“Net Sales” means the gross amounts invoiced by or on behalf of a Selling Entity for the sale of Licensed Products to a Third Party in bona fide arm’s length transactions during the relevant Royalty Term less the following specified deductions which are actually incurred, allowed, accrued or specifically allocated (which amounts in all cases shall only be deducted once without duplication (i.e., no “double counting” of any deductions)) in accordance with the Selling Entity’s Accounting Standards consistently applied:

1.1.77.1	[***];
1.1.77.2	[***];
1.1.77.3	[***];

1.1.77.4	[***];
1.1.77.5	[***];
1.1.77.6	[***];
1.1.77.7	[***]; and
1.1.77.8	[***].

[***]

1.1.78	“Oncology Field” means prevention, diagnosis, treatment and alleviation of oncology diseases in humans.
1.1.79	[***].
1.1.80

“Orelabrutinib Compound” means (a) InnoCare’s proprietary small molecule BTK inhibitor known as Orelabrutinib, having the structure set forth in Schedule 1.1.80 (Orelabrutinib), (b) the backup molecules of (a) as set forth in Schedule 1.1.80 (Orelabrutinib), and (c) any metabolite, salt, ester, hydrate, solvate, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, tautomer, stereoisomer, enantiomer, isotopic analog (including any deuterium substituted analog), conjugate, complex, free acid, free base or optically active form of the foregoing (a) or (b).

1.1.81	“Orelabrutinib Product” means any product containing an Orelabrutinib Compound, whether alone or in combination with one or more Other Components, in any formulation or dosage form.
1.1.82

“Orelabrutinib Program” means the Orelabrutinib Compounds and the Orelabrutinib Products, and the Exploitation thereof conducted by or on behalf a Party or any of its Affiliates or Sublicensees or (sub)licensees in its Field in the Respective Territory.

1.1.83	“Other Component” means any therapeutically active drug or biological ingredient (including any product of Zenas) that is not the Licensed Compound.
1.1.84	“Other Licensed Product” means any and all IL-17 Product and TYK2 Product, as the context may require.
1.1.85

“Patent Rights” means (a) any national, regional or international patent or patent application, including any provisional patent application, (b) any patent application filed either from such a patent, patent application or provisional application or from an application claiming priority from any of these, including any divisional, continuation, continuation-in-part, provisional, converted provisional, and continued prosecution application, (c) any patent that has issued or in the future issues from any of the foregoing patent applications ((a) and (b)), including any utility model, petty patent, design patent and certificate of invention, (d) any extension or restoration by existing or future extension or restoration mechanisms, including any revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.

1.1.86

“Personal Data” means any information that (a) relates to an identified or identifiable person (including, without limitation, all key-coded or pseudonymized data); or (b) otherwise constitutes “personal data,” “personal information,” or similar term under Applicable Laws.

1.1.87

“Phase 1 Clinical Trial” means the first clinical trial in which a Licensed Product is administered to human subjects under an authorized or otherwise valid and effective IND Application in any country or jurisdiction.

1.1.88

“Phase 2 Clinical Trial” means a clinical trial in which a Licensed Product is administered to human subjects, the principal purpose of which is to identify any common short-term side effects and risks associated with the Licensed Product and to evaluate Licensed Product’s safety and efficacy in the proposed therapeutic indication, in a manner that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or jurisdiction. Without limiting the foregoing, if (a) a protocol for a Phase 1 Clinical Trial includes the enrolment of a cohort of patients that would satisfy the foregoing definition of Phase 2 Clinical Trial (“Phase 2 Cohort”), or (b) a protocol for a Phase 1 Clinical Trial is amended to include the enrolment of a Phase 2 Cohort, then, in each case ((a) and (b)), such Phase 1 Clinical Trial shall be deemed a Phase 2 Clinical Trial on and after the date of the first dosing of the first human subject in such Phase 2 Cohort.

1.1.89

“Phase 3 Clinical Trial” means a clinical trial in which a Licensed Product is administered to human subjects, that is designed to produce statistically significant data to establish the safety and effectiveness of the Licensed Product for its intended use under specified conditions of use, in a manner sufficient to support the preparation and submission of a Marketing Authorization Application and in a manner that is generally consistent with 21 C.F.R. § 312.21(c), as amended (or its successor regulation), or, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction. Without limiting the foregoing, if (a) a protocol for a Phase 2 Clinical Trial includes the enrolment of a cohort of patients that would satisfy the foregoing definition of Phase 3 Clinical Trial (“Phase 3 Cohort”), or (b) a protocol for a Phase 2 Clinical Trial is amended to include the enrolment of a Phase 3 Cohort, then, in each case ((a) and (b)), such Phase 2 Clinical Trial shall be deemed a Phase 3 Clinical Trial on and after the date of the first dosing of the first human subject in such Phase 3 Cohort.

1.1.90

“Process” (and any inflection thereof) means any operation or set of operations performed on data (including, without limitation, Personal Data), whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

1.1.91	“Program” means the Orelabrutinib Program, the IL-17 Program or the TYK2 Program, as applicable.
1.1.92

“Regulatory Approval” means, with respect to a country or other jurisdiction and a pharmaceutical product, all registrations, authorizations or approvals by any Regulatory Authority, legally required for such pharmaceutical product to be sold in such country or jurisdiction. For clarity, Regulatory Approval may, in a particular country or jurisdiction, include pricing and reimbursement approval legally required for the applicable pharmaceutical product to be sold in such country or jurisdiction.

1.1.93

“Regulatory Authority” means any local or national agency, authority, department, inspectorate, minister, ministry official, or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over the manufacture, sale, or use of pharmaceutical or biologic products, including the FDA, Health Canada, the European Medicines Agency of the European Union, the Pharmaceutical and Medical Devices Agency of Japan (the “PMDA”), the NMPA, the European Commission and the European Court of Justice, or any equivalent agency in any other jurisdiction.

1.1.94

“Regulatory Exclusivity” means, with respect to a Licensed Product in any country or other jurisdiction, any exclusive marketing rights and data exclusivity rights (other than Patent Right protection) conferred by any Regulatory Authority with respect to a pharmaceutical product that prevent: (a) such Regulatory Authority from reviewing or granting approval of an Marketing Authorization Application; or (b) a Third Party from referencing any data in an approved Marketing Authorization Application, including new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, data exclusivity and other similar rights that may become available following the Effective Date.

1.1.95

“Regulatory Filings” means any and all applications, filings, submissions, approvals, licenses, registrations, permits, notifications and authorizations (or waivers) with respect to the testing, Development, Manufacture or Commercialization of the Licensed Compounds or any Licensed Product made to or received from any Regulatory Authority in a given country, including any IND Applications and Marketing Authorization Applications.

1.1.96	“Representatives” means the directors, officers, employees, consultants, agents, advisors and permitted contractors of the relevant Party or its Sublicensees.
1.1.97	“Respective Territory” means with respect to InnoCare, the InnoCare Territory, and with respect to Zenas, the Zenas Territory.
1.1.98

“Results” means all data, information, or materials identified, developed, generated, created, or conceived in the performance of this Agreement, including all tangible records of such data and information.

1.1.99	[***]
1.1.100

“Royalty Term” means, on a country-by-country basis and Licensed Product-by-Licensed Product basis, the period commencing on the date of the First Commercial Sale of such Licensed Product in such country in the Licensed Field and ending upon [***].

1.1.101	“Selling Entity” means Zenas, or its Affiliates, or Sublicensees, as applicable.
1.1.102	“Senior Officers” means for InnoCare, [***], and for Zenas, [***].
1.1.103	[***]
1.1.104	“Southeast Asia” means Brunei, Burma, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, Philippines, Singapore, Thailand, Vietnam.
1.1.105	“Sublicense” means, (a) with respect to Zenas, a grant of rights (or grant of an option to obtain such rights) by Zenas or any of its Affiliates to a Third Party under any of the rights licensed to Zenas by InnoCare under Section 2.1 (License Grant to Zenas), and (b) with respect to InnoCare, a grant of rights (or grant of an option to obtain such rights) by InnoCare or any of its Affiliates to a Third Party under any of the rights licensed to InnoCare by Zenas under Section 2.2 (License Grant to InnoCare). The grant of ordinary course rights to contract research organizations, CMOs, distributors and similar vendors shall not be considered a Sublicense (it being understood that the duration and scope of rights do not exceed what is reasonably necessary to perform the applicable services or activities contracted to such persons).

1.1.106

“Sublicense Upfront Payment” means all upfront payments and near-term payments that Zenas or its Affiliate receives from a Third Party [***], including any such consideration received in the form of securities. For the avoidance of doubt, Sublicense Upfront Payment shall not include [***]. To the extent that a payment is made under a Qualified Sublicense that involves both (i) the Licensed Compounds and Licensed Products or Intellectual Property Rights associated thereof and (ii) other assets or products or other Intellectual Property Rights, then [***].

1.1.107

“Sublicensee” means (a) with respect to Zenas, (i) a Third Party to which Zenas grants a Sublicense, or (ii) a Third Party to whom the Third Party defined in the foregoing clause (i) (or an Affiliate of Zenas or another Sublicensee) grants a license or sublicense under any of the InnoCare IP (through multiple tiers), and (b) with respect to InnoCare, (i) a Third Party to which InnoCare grants a Sublicense, or (ii) a Third Party to whom the Third Party defined in the foregoing clause (i) (or an Affiliate of InnoCare or another Sublicensee) grants a license or sublicense under any of the Zenas IP (through multiple tiers).

1.1.108	“Third Party” means a person other than InnoCare, Zenas or each of their Affiliates.
1.1.109

“TYK2 Compound” means (a) ICP-105066, InnoCare’s proprietary brain penetrant TYK2 inhibitor, having the structure set forth in Schedule 1.1.109 (TYK2 Compound), (b) the backup molecules of (a) as set forth in Schedule 1.1.109 (TYK2 Compound), and (c) any metabolite, salt, ester, hydrate, solvate, crystalline form, co-crystalline form, amorphous form, pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, tautomer, stereoisomer, enantiomer, isotopic analog (including any deuterium substituted analog), conjugate, complex, free acid, free base or optically active form of the foregoing (a) or (b).

1.1.110	“TYK2 Product” means any product containing a TYK2 Compound, whether alone or in combination with one or more Other Components, in any formulation or dosage form.
1.1.111

“TYK2 Program” means the TYK2 Compounds and the TYK2 Products, and the Exploitation thereof conducted by or on behalf Zenas or any of its Affiliates or Sublicensees in the applicable Licensed Field in the applicable Zenas Territory.

1.1.112	“United States” or “US” means the United States of America and its territories and possessions.
1.1.113

“Upstream License” means any and all agreements between InnoCare or any of its Affiliates, on the one hand, and any Third Party, on the other hand, pursuant to which InnoCare has in-licensed any Patent Rights or Know-How owned or controlled by such Third Party that are included as part of the InnoCare IP.

1.1.114	“Valid Claim” means a claim of:

1.1.114.1

a granted patent that: (a) has not expired; (b) has not been revoked nor held invalid or unenforceable by an administrative agency, court or other government agency of competent jurisdiction in a final and non-appealable decision (or a decision unappealed within the time limit allowed for appeal) nor admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer or otherwise; (c) has not been abandoned, and (d) has not been finally and unappealably lost (or lost in a decision unappealed within the time allowed for appeal) through an interference proceeding, inter partes review, ex partes re-examination or similar proceeding; or

1.1.114.2

a pending patent application that has not been pending for more than [***] from its initial filing date and has not been finally rejected by a patent office or other governmental agency of competent jurisdiction in an unappealable decision or a decision that is un-appealed within the time allowed for appeal.

1.1.115

“Zenas IP” means, with respect to a Program, to the extent Controlled by Zenas or its Affiliates as of the Effective Date or during the Term, any and all Zenas Arising IP and its interest in Joint Arising IP to the extent they are, with respect to such Program, (a) incorporated into any Licensed Compound or Licensed Product or used in the Exploitation of any Licensed Compound or Licensed Products by or on behalf of Zenas or any of its Affiliates or Sublicensees, and (b) necessary or reasonably useful to Exploit the Licensed Compounds or Licensed Products.

1.1.116	“Zenas Patent Rights” means any Patent Rights within Zenas IP, other than Joint Patents.
1.1.117

“Zenas Territory” means (a) with respect to Orelabrutinib Compounds and Orelabrutinib Products in the Ex-MS/Ex-Oncology Field, worldwide other than Greater China and Southeast Asia; (b) with respect to Orelabrutinib Compounds and Orelabrutinib Products in the MS Field, worldwide; (c) with respect to Orelabrutinib Compounds and Orelabrutinib Products in the Oncology Field, no territory; (d) with respect to IL-17 Compounds and IL-17 Products, worldwide other than Greater China and Southeast Asia; and (e) with respect to TYK2 Compounds and TYK2 Products, worldwide.

1.1.118

“Zenas Territory Trial” means, with respect to a Licensed Product, any clinical trial for such Licensed Product in the applicable Licensed Field which (a) Zenas elects to conduct and is conducted by or on behalf of Zenas in the applicable Zenas Territory, and (b) does not include clinical sites in any country or jurisdiction outside the applicable Zenas Territory.

1.1.119	Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:
Term	Section
“Acquirer”	2.5.1
“Agreement”	Preamble
“Anti-Corruption Laws”	12.6
“Arbitration Rules”	15.3.2
“[***]”	[***]
“[***]”	[***]
“Claims”	13.3.1

“Clinical Supply Agreement”	7.2
“Commercial Supply Agreement”	7.3
“Competing Acquisition Transaction”	2.5.3.1
“Competing Activities”	2.5.1
“Development Milestone Event”	9.3
“Development Milestone Payment”	9.3
“Development Plan”	4.2
“Disclosing Party”	1.1.19
“Dispute”	15.1
“Effective Date”	Preamble
“EMA”	1.1.52
“Enforcing Party”	10.3.4
“Expediated Arbitration”	15.4
“Floor”	9.5.5
“Force Majeure”	16.8
“IND Enabling Plan”	4.1.1
“Indemnifying Party”	13.3.3
“Indemnitee”	13.3.3
“Indirect Tax”	9.8.4
“Infringement Claim”	10.4.1
“Initial Supply”	7.1
“InnoCare”	Preamble
“InnoCare Arising IP”	10.1.1
“InnoCare Development Plan”	4.2
“InnoCare First Right Prosecuted Patents”	10.2.2
“InnoCare Indemnitees”	13.3.1
“Joint Arising IP”	10.1.1
“Joint Steering Committee” or “JSC”	8.1
“Losses”	13.3.1
“Manufacturing Technology Transfer”	7.6
“Manufacturing Technology Transfer Plan”	7.6
“NMPA”	1.1.51
“Non-PPMS Trial Initiation”	9.1.2.1
“Opening Brief”	15.4.2
“Orelabrutinib Near-Term Milestone Payment Date”	9.1.2.1
“Party”	Preamble
“Patent Challenge”	14.2.3
“Pharmacovigilance Agreement”	5.5
“PMDA”	1.1.93
“PPMS”	1.1.53
“Qualified Sublicense”	9.7
“Receiving Party”	1.1.19
“[***]”	[***]
“Remedial Action”	5.6
“Response Brief”	15.4.2
“Royalty Rate”	9.5
“Royalty Report”	9.6
“Sales Milestone Event”	9.4
“Sales Milestone Payment”	9.4
“[***]”	[***]

“Term”	14.1
“Terminated Compound”	14.4
“Terminated Product”	14.4
“Third Party Competitive Infringement”	10.3.1
“[***]”	[***]
“Upfront Payment”	9.1.1
“Withholding Tax Action”	9.8.3
“Zenas”	Preamble
“Zenas Arising IP”	10.1.1
“Zenas CMO”	7.4
“Zenas-Developed Materials”	14.4.3.1
“Zenas Development Plan”	4.2
“Zenas Exclusive License Grant”	14.4.3.2
“Zenas First Right Prosecuted Patents”	10.2.1
“Zenas Indemnitees”	13.3.2

1.2	Interpretation. In this Agreement:
1.2.1	references to Parties, Sections and Schedules are to the Parties, Sections and Schedules of this Agreement;
1.2.2	references to persons include all forms of legal entity including an individual, company, body corporate, unincorporated association and partnership, and such persons’ successors and assigns;
1.2.3

the words “include,” “including,” and “in particular” are to be construed as being by way of illustration or emphasis only and are not to be construed so as to limit the generality of any words preceding them;

1.2.4	the words “other” and “otherwise” are not to be construed as being limited by any words preceding them;
1.2.5	the headings are used for convenience only and do not affect its interpretation;
1.2.6	any financial sums are expressed in US Dollars unless otherwise specified;
1.2.7	the term “or” means “and/or” hereunder;
1.2.8	the word “will” shall be construed to have the same meaning and effect as the word “shall”;
1.2.9	“herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;
1.2.10

any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

1.2.11	the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement;

1.2.12

references to any specific law, rule or regulation, or section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and

1.2.13	a reference to the singular includes a reference to the plural and vice versa and a reference to any gender includes a reference to all other genders.
1.3

Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

2.	Grant of License
2.1

License Grant to Zenas. Subject to the terms and conditions of this Agreement (including Section 2.3 (No Other License; Retained Rights)), InnoCare hereby, on behalf of itself and its Affiliates, grants to Zenas:

2.1.1

an exclusive (even as to InnoCare and its Affiliates), non-transferable (except in accordance with Section 16.3 (Assignment)), royalty-bearing license, with the right to grant Sublicenses through multiple tiers, under the InnoCare IP:

2.1.1.1	with respect to the Orelabrutinib Program, to Exploit the Orelabrutinib Compounds and Orelabrutinib Products in the MS Field worldwide;
2.1.1.2

with respect to the Orelabrutinib Program, to Exploit the Orelabrutinib Compounds and Orelabrutinib Products in the Ex-MS/Ex-Oncology Field anywhere in the world other than in Greater China or Southeast Asia;

2.1.1.3	with respect to the IL-17 Program, to Exploit the IL-17 Compounds and IL-17 Products in all fields of use in humans anywhere in the world other than in Greater China or Southeast Asia; and
2.1.1.4	with respect to the TYK2 Program, to Exploit the TYK2 Compounds and TYK2 Products in all fields of use in humans worldwide.
2.1.2

a non-exclusive, non-transferable (except in accordance with Section 16.3 (Assignment)) license, with the right to grant Sublicenses in accordance with Section 3.1 (Sublicenses) through multiple tiers, under the InnoCare IP:

2.1.2.1

with respect to the Orelabrutinib Program, to Develop, Manufacture or have Manufactured (subject to Section 7.4 (Development Costs)), the Orelabrutinib Compounds and Orelabrutinib Products in Greater China and Southeast Asia solely to exercise its rights and licenses under Section 2.1.1.2. For clarity, such license does not grant Zenas any right or license to Commercialize the Orelabrutinib Compounds and Orelabrutinib Products in Greater China and/or Southeast Asia outside the MS Field or Develop the Orelabrutinib Compounds and Orelabrutinib Products in the Oncology Field anywhere in the world; and

2.1.2.2	with respect to the IL-17 Program, to Develop, Manufacture or have Manufactured (subject to Section 7.4 (Development Costs)), the IL-17 Compounds and IL-17 Products in Greater China and Southeast Asia

solely to exercise its rights and licenses under Section 2.1.1.3. For clarity, such license does not grant Zenas any right or license to Commercialize the IL-17 Compounds and IL-17 Products in Greater China or Southeast Asia.

2.2

License Grant to InnoCare.  Subject to the terms and conditions of this Agreement (including Section 2.3 (No Other License; Retained Rights)), Zenas hereby, on behalf of itself and its Affiliates, grants to InnoCare and its Affiliates:

2.2.1

an exclusive (even as to Zenas and its Affiliates), irrevocable, perpetual, fully-paid, royalty-free, non-transferrable (except in accordance with Section 16.3 (Assignment)) license, with the right to grant Sublicenses in accordance with Section 3.1 (Sublicenses) through multiple tiers, under the Zenas IP (a) with respect to the Orelabrutinib Program, to Exploit the Orelabrutinib Compounds and Orelabrutinib Products (i) in the Ex-MS/Ex-Oncology Field in Greater China and Southeast Asia or (ii) in the Oncology Field worldwide, and (b) with respect to the IL-17 Program, to Exploit the IL-17 Compounds and IL-17 Products in all fields of use in humans in Greater China and Southeast Asia; and

2.2.2

a non-exclusive, irrevocable, perpetual, fully-paid, royalty-free, non-transferrable (except in accordance with Section 16.3 (Assignment)) license, with the right to grant Sublicenses in accordance with Section 3.1 (Sublicenses) through multiple tiers, under the Zenas IP (a) with respect to the Orelabrutinib Program, to Develop, Manufacture or have Manufactured the Orelabrutinib Compounds and Orelabrutinib Products outside Greater China and Southeast Asia solely to Exploit the Orelabrutinib Compounds and Orelabrutinib Products in the Ex-MS/Ex-Oncology Field in Greater China and Southeast Asia, (b) with respect to the IL-17 Program, to Develop, Manufacture or have Manufactured the IL-17 Compounds and IL-17 Products outside Greater China and Southeast Asia solely to Exploit the IL-17 Compounds and IL-17 Products in all fields of use in humans in Greater China and Southeast Asia, and (c) to perform or have performed InnoCare’s obligations under this Agreement (except that the license with respect to this clause (c) shall terminate upon expiration or termination of this Agreement in its entirety).

2.3	No Other License; Retained Rights.
2.3.1

No Other License.  No rights, other than those expressly set forth in this Agreement, are granted to either Party hereunder, and no additional rights shall be deemed granted to either Party by implication, estoppel or otherwise. All rights not expressly granted by either Party to the other hereunder are reserved. For clarity, InnoCare retains all rights to Exploit the Orelabrutinib Compounds and Orelabrutinib Products worldwide in the Oncology Field.

2.3.2

InnoCare’s Retained Rights.  Notwithstanding Section 2.1.1, InnoCare and its Affiliates shall have the right (and the right to grant rights and licenses to Third Parties) to use or practice the InnoCare IP (a) to perform or have performed InnoCare’s obligations under this Agreement, (b) with respect to the Orelabrutinib Program, to Develop, Manufacture or have Manufactured the Orelabrutinib Compounds and Orelabrutinib Products worldwide to Exploit the Orelabrutinib Compounds and Orelabrutinib Products (i) in the Ex-MS/Ex-Oncology Field in Greater China and Southeast Asia or (ii) in the Oncology Field worldwide, and (c) with respect to the IL-17 Program, to Develop, Manufacture or have Manufactured the IL-17 Compounds and IL-17 Products in the Ex-GCSA to Exploit the IL-17 Compounds and IL-17 Products in Greater China and Southeast Asia.

2.3.3

Zenas’s Retained Rights.  Notwithstanding Section 2.2.1, Zenas and its Affiliates shall have the right (and the right to grant rights and licenses to Third Parties) to use or practice the Zenas IP (a) with respect to the Orelabrutinib Program, to Develop, Manufacture or have Manufactured the Orelabrutinib Compounds and Orelabrutinib Products worldwide to Exploit the Orelabrutinib Compounds and Orelabrutinib Products (i) in the MS Field worldwide or (ii) in the Ex-MS/Ex-Oncology Field in Ex-GCSA; and (b) with respect to the IL-17 Program, to Develop, Manufacture or have Manufactured the IL-17 Compounds and IL-17 Products in Greater China and Southeast Asia to Exploit the IL-17 Compounds and IL-17 Products in all fields of use in humans in the Ex-GCSA.

2.4

Combination Product.  Notwithstanding any other provision of this Agreement, with respect to any Licensed Product that is a Combination Product, (a) none of the licenses granted under Section 2.1 (License Grant to Zenas) will include a license with respect to any non-Licensed Compound component that is proprietary to InnoCare or any of its Affiliates; (b) none of the licenses granted under Section 2.2 (License Grant to InnoCare) will include a license with respect to any non-Licensed Compound component that is proprietary to Zenas or any of its Affiliates; and (c) neither Party shall be obliged to deliver, assign or transfer to or share or provide with the other Party any Know-How, Regulatory Filings, Regulatory Approvals or other regulatory materials specific to any non-Licensed Compound component that is proprietary to such Party or any of its Affiliates.

2.5	Exclusivity.
2.5.1

Mutual Exclusivity.  Each Party shall not, and shall cause its Affiliates not to, (i) directly or indirectly, whether by itself or with or through any of its Affiliates or (ii) with, through or in collaboration with any Third Party, whether through license, assignment, joint venture or otherwise (including via any arrangement of series of arrangements with a Third Party) Develop, Manufacture, Commercialize or otherwise Exploit, [***], (a) any BTK Competing Product [***] with respect to the Orelabrutinib Program, (b) any IL-17 Competing Product [***] with respect to the IL-17 Program, or (c) any TYK2 Competing Product [***] with respect to the TYK2 Program.

2.5.2

Change of Control.  In the event that a Party or any of its Affiliates undergoes a Change of Control with a Third Party (an “Acquirer”), the restrictions set forth in Section 2.5.1 (Mutual Exclusivity) shall not apply to (a) any Development, Manufacture, Commercialization or otherwise Exploitation of any Competing Product that would otherwise constitute a breach of Section 2.5.1 (Mutual Exclusivity) (collectively, “Competing Activities”) [***].

2.5.3	Acquisition.
2.5.3.1

If, after the Effective Date, any Third Party becomes an Affiliate of a Party as a result of a merger, acquisition, consolidation, asset sale, or other similar transaction (whether in a single transaction or series of related transactions) other than as a result of a Change of Control of that Party, and, as of the closing date of such transaction, such Third Party is engaged in Competing Activities with respect to a Competing Product (such transaction, a “Competing Acquisition Transaction”), then [***].

2.5.3.2

Subject to Section 2.5.3.3, the Party involved in the Competing Acquisition Transaction shall provide the other Party with written notice of the Competing Acquisition Transaction promptly, but no later than [***] (only if such disclosure is not prohibited under Applicable Laws), and such Party shall (or shall cause such new Affiliate to), [***].

2.5.3.3

The requirements set forth in Section 2.5.3.2 shall not apply to any Competing Acquisition Transaction consummated by an Acquirer of a Party following the Change of Control of such Party or any of its Affiliates, as the case may be, which shall be subject to Section 2.5.2.

3.	Sublicensing & Subcontracting
3.1

Sublicenses.  Either Party may sublicense (through multiple tiers) the rights it receives under Section 2.1 (License Grant to Zenas) or Section 2.2 (License Grant to InnoCare), as applicable, to any Affiliates with prior written notice to the other Party (provided that any such sublicense will terminate if such sublicensee ceases to be an Affiliate of the sublicensing Party), or to a Sublicensee under the following conditions:

3.1.1

Such Sublicense shall be in writing and consistent with the terms and conditions of this Agreement. Without limiting the foregoing, each Sublicense shall include the following additional terms and conditions: (a) the Sublicensee shall be bound by non-use, non-disclosure and data protection obligations no less stringent than those set forth in this Agreement and terms and conditions governing the allocation of intellectual property rights that are consistent with those set forth in this Agreement; (b) the Sublicensee shall be obligated to maintain development, commercialization and, solely in the case of Zenas being the sublicensing Party, financial records such that the sublicensing Party can comply with its obligations under this Agreement; and (c) [***].

3.1.2

Each Party shall within [***], provide a complete copy of each Sublicense to the other Party; provided that, such Party may redact any confidential information contained therein that is not necessary to determine the scope of the rights granted under such Sublicense and is not necessary to ascertain the other Party’s rights (including, with respect to Zenas as the sublicensing Party, InnoCare’s right under Section 9.7 (Sublicense Upfront Payment)) under, or such Party’s compliance with, this Agreement; and

3.1.3

Each Party shall remain directly responsible for all of its obligations under this Agreement, and be responsible for any actions or omissions of its Affiliates and Sublicensees to the same extent as if such actions or omissions had been taken by such Party itself.

3.2

Subcontracting by Zenas. Zenas will have the right to engage subcontractors to exercise its rights or perform its obligations under this Agreement, including any activities set forth in the Zenas Development Plan; provided, that any such subcontractor is required to comply with the terms and conditions of this Agreement that are applicable to such subcontractor. Zenas will remain responsible for the performance of any of its obligations under this Agreement that are allocated to a subcontractor to the same extent as if it had performed (or failed to perform) such obligations itself, and be responsible for any actions or omissions of such subcontractors to the same extent as if such actions or omissions had been taken by Zenas itself.

3.3	Technology Transfer.
3.3.1	By InnoCare.

3.3.1.1

Promptly after InnoCare’s receipt of the Upfront Payment, but in any event no later than [***] (for the Orelabrutinib Program), and no later than [***] (for the IL-17 Program and the TYK2 Program), respectively, InnoCare shall transfer and deliver to Zenas copies of tangible embodiments of all existing and available InnoCare Know-How that InnoCare reasonably believes is necessary or reasonably useful for Zenas to Exploit, in the applicable Licensed Field in the applicable Zenas Territory, the Licensed Compounds and Licensed Products that, in each case, InnoCare is Developing as of the Effective Date (other than Manufacturing-related InnoCare Know-How which shall be shared in accordance with Section 7.6 (Manufacturing Technology Transfer)).

3.3.1.2

Thereafter, if Zenas reasonably requests that InnoCare disclose any additional InnoCare Know-How (including InnoCare Know-How existing as of the Effective Date that InnoCare has not previously provided) or InnoCare becomes aware of any additional InnoCare Know-How, InnoCare shall also transfer and deliver to Zenas copies of tangible embodiments of such InnoCare Know-How (other than Data, which shall be shared in accordance with Section 4.10 (Access to Data)). All of the foregoing Know-How and documents shall be provided, in each case, in a form reasonably acceptable to Zenas and in English, except for any Know-How or document in a language other than English (in which case if an English translation is not reasonably available to, or has not already been created by, InnoCare, then InnoCare shall provide a summary of the applicable document in the English language and a copy of such document, and the Parties shall cooperate to arrange for a translation using a Third Party translation service approved by Zenas, at [***] cost).

3.3.2

Assistance.  Upon reasonable request from Zenas, and subject to Section 3.4 (Support and Assistance by InnoCare), InnoCare will make available certain of its employees for consultation regarding the Development (including, for clarity, regulatory) activities for the Licensed Compounds or Licensed Products in connection with the technology transfer activities set forth under this Agreement.

3.3.3	Costs of Technology Transfer. Subject to Section 3.3.2 (Assistance), [***].
3.3.4

Transfer Restrictions.  Notwithstanding anything to the contrary in this Agreement, neither Party shall transfer, or shall be required to transfer, to the other Party any such Know-How, Personal Data or other materials to the extent prohibited by Applicable Laws. If any approval, filing, certificate or clearance is required by Applicable Laws in order for a Party to transfer to the other Party any Know-How, Personal Data or other materials that such Party is required to transfer to the other Party under this Agreement, then (i) such Party (A) shall not be required to such Know-How, Personal Data or other materials prior to obtaining or making the required approval, filing, certificate or clearance, (B) shall use Commercially Reasonable Efforts to obtain or make such approval, filing, certificate or clearance, at its sole cost and expense (unless otherwise agreed by the Parties), as soon as reasonably practicable in order not to unduly delay the transfer of such Know-How or other materials, and (C) will keep the other Party reasonably updated with respect to its efforts to obtain or make such approval, filing, certificate or clearance and, upon the other Party’s reasonable request, provide the other Party with copies of all relevant approvals, filings, certificates and clearances obtained or made by such Party; and (ii) the other Party shall use and handle such Know-How, Personal Data or other materials transferred to it in compliance with Applicable Laws (including the applicable approvals, filings, certificates and clearances). Each Party shall provide all reasonably necessary assistance to the other Party to enable such transfer.

3.4

Support and Assistance by InnoCare.  The consultation, assistance, support and Manufacturing Technology Transfer provided or conducted by InnoCare or its Affiliates under Sections 3.3.2 (Assistance), 4.1.2 (By Zenas), 5.1.1 (By Zenas), 6.1.1 (Commercialization by Zenas), and 7.6 (Manufacturing Technology Transfer), shall be provided [***].

4.	Development
4.1	Development Responsibilities.
4.1.1

IND-Enabling Studies.  InnoCare shall use Commercially Reasonable Efforts to complete the IND enabling activities for each ICP Preclinical Compound (the “IND Enabling Activities”) set forth in a plan mutually agreed by the Parties (the “IND Enabling Plan”). InnoCare shall deliver the proposed IND Enabling Plan within [***] after the Effective Date for Zenas’s review and approval, which plan shall set forth the scope, budget and other details of the IND enabling activities to be performed by InnoCare. Any changes, amendments or revisions to the initial IND Enabling Plan shall be mutually agreed upon by the Parties. InnoCare shall provide Zenas an update of InnoCare’s activities and the Results under the IND Enabling Plan on a Calendar Quarterly basis at each JSC meeting for review and discussion. InnoCare shall perform all activities under the IND Enabling Plan in good scientific manner and in material compliance with Applicable Law and in accordance with the IND Enabling Plan, and such activities shall be considered part of Zenas’s Development efforts, included as part of the Zenas Development Plan, and taken into account when considering whether Zenas has used Commercially Reasonable Efforts to Develop the ICP Preclinical Compounds as required under this Agreement. Zenas shall reimburse InnoCare for the IND Enabling Activities performed by or on behalf of InnoCare (a) with respect to the TYK2 Program, (i) [***] of all [***] expenses incurred by or on behalf of InnoCare or its Affiliates prior to the Effective Date as set forth on Schedule 4.1.1(A) (Pre-Effective Date TYK2 Program Expenses), and (ii) [***] of all [***] and [***] of all [***] expenses [***] incurred by or on behalf of InnoCare or its Affiliates under the IND Enabling Plan after the Effective Date in accordance with the budget set forth in Schedule 4.1.1(B) (TYK2 Program Budget); and (b) with respect to the IL-17 Program, (i) [***] of all [***] expenses incurred by or on behalf of InnoCare or its Affiliates prior to the Effective Date as set forth on Schedule 4.1.1(C) (Pre-Effective Date IL-17 Program Expenses); and (ii) [***] of all [***] and [***] of all [***] expenses [***] incurred by or on behalf of InnoCare or its Affiliates under the IND Enabling Plan after the Effective Date in accordance with the budget set forth in Schedule 4.1.1(D) (IL-17 Program Budget). [***] Notwithstanding anything to the contrary in this Section 4.1.1 (IND-Enabling Studies), Zenas shall have the right, exercisable in its sole discretion, to take over any activities allocated to InnoCare in the IND Enabling Plan upon written notice to InnoCare (in which case InnoCare shall have no obligation to perform such activities) or to perform additional IND enabling activities for any ICP Preclinical Compound, in each case, at its sole cost and expense. For clarity, as between the Parties, InnoCare shall have the sole right to file the IND Application for the IL-17 Compound in the InnoCare Territory, and Zenas shall have the sole right to file the IND Application for each ICP Preclinical Compound in the Zenas Territory. For clarity, Zenas shall own any IND Applications and other Regulatory Approvals for the ICP Preclinical Compounds in the Licensed Field in the Zenas Territory, and, except as provided in this Agreement, shall have the sole right to conduct any Development activities with respect to the ICP Preclinical Compounds and Other Licensed Products in the Licensed Field in the Zenas Territory.

4.1.2

By Zenas.  Subject to the terms and conditions of this Agreement, Zenas shall be solely responsible for conducting all Development activities of the Licensed Compounds and Licensed Products required to obtain Regulatory Approval in the Zenas Territory, at its sole expense and in accordance with the Zenas Development Plan. Zenas shall keep the JSC informed of the progress and results of such Development activities as provided below. At Zenas’s request and subject to Section 3.4 (Support and Assistance by InnoCare), InnoCare shall provide reasonable assistance and cooperation to Zenas to support Zenas’s Development activities with respect to the Licensed Compounds and Licensed Products.

4.1.3

Development Records.  Each Party shall maintain complete, current and accurate records of all Development activities conducted by or on behalf of it and its Affiliates, and require its Sublicensees and (sub)licensees to maintain records with respect to their respective Development activities. Such records shall be designed to fully and properly reflect all material work done and material results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall, and shall ensure that its Affiliates and Sublicensees and (sub)licensees will, document all non-clinical studies and clinical trials in accordance with all Applicable Laws, including applicable national and international guidelines such as ICH, GCP and GLP.

4.1.4

Diligence. Zenas shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approvals for: (a) at least [***] for [***] Orelabrutinib Products, (b) at least [***] for [***] IL-17 Products, and (c) at least [***] for [***] TYK2 Product, in each case ((a), (b) and (c)), in the Licensed Field and in [***].

4.2

Development Plans. Each Party shall Develop the Licensed Compounds and Licensed Products in its Fields and corresponding Respective Territories under this Agreement in accordance with a high-level written Development plan (each, a “Development Plan”; Zenas’s Development Plan, the “Zenas Development Plan” and InnoCare’s Development Plan, the “InnoCare Development Plan”). Each Party’s Development Plan shall set forth an estimated timeline and major Development activities to be conducted by or on behalf of such Party for the Licensed Products in its Fields and corresponding Respective Territories, as well as the plans and estimated timeline for preparing and filing the necessary Regulatory Filings and for obtaining Regulatory Approval of the Licensed Products in accordance with this Agreement, including Article 5 (Regulatory Matters). Each Party shall provide an initial Development Plan within [***] after the Effective Date. From time to time, either Party may propose updates or amendments, if any, to its Development Plan and submit such proposed updated or amended plan to the JSC for review. Each Party shall consider any comments provided by the other Party to its Development Plan in good faith. Notwithstanding anything to the contrary in this Section 4.2 (Development Plans), (a) except as provided in Section 4.1.1 (IND-Enabling Studies), InnoCare shall have no obligation to Develop any Licensed Compound or Licensed Product in the InnoCare Field in the InnoCare Territory; and (b) if, and only if, InnoCare elects to Develop any Licensed Compound or Licensed Product in the InnoCare Field in the InnoCare Territory, it will provide Zenas with the InnoCare Development Plan pursuant to this Section 4.2 (Development Plans).

4.3

Clinical Trials in the Zenas Territory.  Subject to the terms and conditions of this Agreement, Zenas shall be solely responsible for the performance of any Zenas Territory Trials (including handling relevant Regulatory Filings for any Zenas Territory Trial at its own cost, as applicable, in accordance with Article 5 (Regulatory Matters)). Each Zenas Territory

Trial shall be conducted in accordance with the Zenas Development Plan and Applicable Laws in the Zenas Territory.

4.4

Clinical Trials in the InnoCare Territory.  Subject to the terms and conditions of this Agreement, InnoCare shall have the sole right (but not the obligations) to conduct InnoCare Territory Trials at its own cost. Each InnoCare Territory Trial shall be conducted in accordance with the InnoCare Development Plan and Applicable Laws in the InnoCare Territory.

4.5

General Conditions.  Subject to the terms of this Agreement, including Zenas’s diligence obligations set forth in Section 4.1.4 (Diligence), as between the Parties, Zenas will have sole control over, and decision-making authority with respect to, the Development of the Licensed Compounds and the Licensed Products in the Licensed Field in the Zenas Territory, at its own cost and expense; provided that, with respect to the Orelabrutinib Program and IL-17 Program, Zenas will not (and will cause its Affiliates and Sublicensees not to) take any action that would reasonably be expected to materially adversely affect the Exploitation of the Licensed Compounds and the Licensed Products in the InnoCare Field in the InnoCare Territory by InnoCare or its Affiliates or (sub)licensees (including Sublicensees). Subject to the terms of this Agreement, as between the Parties, InnoCare will have sole control over, and decision-making authority with respect to, the Development of the Licensed Compounds and the Licensed Products in the InnoCare Field in the InnoCare Territory, at its own cost and expense; provided that, with respect to the Orelabrutinib Program and IL-17 Program, InnoCare will not (and will cause its Affiliates and (sub)licensees not to) take any action that would reasonably be expected to materially adversely affect the Exploitation of the Licensed Compounds and the Licensed Products in the Licensed Field in the Zenas Territory by Zenas or its Affiliates or Sublicensees. If, with respect to the Orelabrutinib Program and IL-17 Program, either Party believes that any Development or regulatory activities proposed or conducted by the other Party (or the other Party’s Affiliates or Sublicensees or (sub)licensees) with respect to any Licensed Compound or Licensed Product (including any Global Trials and other Development activities conducted or proposed to be conducted by or on behalf of either Party or any of its Affiliates or Sublicensees or (sub)licensees in the other Party’s Respective Territory) would be reasonably expected to have a material adverse effect upon the regulatory status or Exploitation of any Licensed Compound or Licensed Product by such Party, then such Party shall have the right to bring the matter to the attention of the JSC, setting forth its concerns in a written report along with a proposed resolution, and the Parties shall promptly through the JSC discuss in good faith and agree on a resolution to such concern. Further, any delay or failure by InnoCare to perform its obligations pursuant to the terms of this Agreement that adversely affects the Development of Zenas shall be taken into account when considering whether Zenas has used Commercially Reasonable Efforts as required under this Agreement.

4.6	Global Trials.
4.6.1

Existing Global Trials.  As of the Effective Date, to the extent InnoCare has initiated certain Existing Global Trials, then promptly after the Effective Date, the Parties shall cooperate with each other to, at Zenas’s sole cost, transfer such Existing Global Trials to Zenas in accordance with the Applicable Laws with as little disruption or delay as reasonably possible, such that Zenas shall become the global sponsor of the Existing Global Trials. Among other transition activities, (a) at Zenas’s request, InnoCare shall, to the extent permitted under the applicable agreements, transfer to Zenas all existing vendor agreements that are solely related to the Existing Global Trials; (b) InnoCare shall use Commercially Reasonable Efforts to cause the existing vendors for the Existing Global Trials to cooperate with Zenas in conducting the Existing Global Trials; (c) to the extent that InnoCare is currently negotiating any vendor agreement for the Existing Global Trials, InnoCare shall provide the draft agreement for Zenas’s review and approval before entering into such agreement with vendors, and shall reasonably cooperate with Zenas if Zenas elects to enter into an agreement directly with such vendor; and (d) InnoCare shall take the actions required in Section 5.1.5 (Transition) to ensure smooth transition of such clinical trial. Zenas shall reimburse InnoCare for (i) [***] expenses incurred by or on behalf of InnoCare and its Affiliates in conducting the Existing Global Trials before the Effective Date as set forth on Schedule 4.6.1(A) (Pre-Effective Date Existing Global Trial Expenses), and (ii) [***] incurred by or on behalf of InnoCare or its Affiliates in conducting the Existing Global Trials after the Effective Date in accordance with the budget set forth in Schedule 4.6.1(B) (Existing Global Trial Budget). [***].

4.6.2

Zenas/InnoCare Initiated Global Trial.  Zenas shall have the right to conduct a Global Trial with respect to any Licensed Product in the Licensed Field in the InnoCare Territory at Zenas’s own cost (subject to Section 4.10.2) without InnoCare’s prior written consent; provided, that Zenas shall provide InnoCare with reasonably detailed information about the activities it plans to conduct in the InnoCare Territory (including trial design and protocol of any clinical trial to be conducted therein) for discussion in JSC, as well as regular updates through the JSC regarding any activities it conducts in the InnoCare Territory, including identifying clinical sites. To the extent permissible and reasonably practicable under Applicable Laws, Zenas (through itself or an Affiliate) will file its own IND Application in each country or jurisdiction for such Global Trial; provided, however, that if it is not permissible or reasonably practicable for Zenas (through itself or an Affiliate) to file its own IND Application for such Global Trial in any particular country under Applicable Laws (including because InnoCare or its Affiliate has filed an IND Application for the same Licensed Compound or Licensed Product in such country for a same or different Indication), then, to the extent permitted under Applicable Laws, InnoCare shall file the IND Application at Zenas’s reasonable request and costs, and shall hold such IND Application for Zenas’s benefit. This Section 4.6.2 (Zenas/InnoCare Initiated Global Trial) shall apply, mutatis mutandis, to InnoCare’s right to conduct Global Trial with respect to any Licensed Product in the InnoCare Field in the Zenas Territory.

4.6.3

Global Trials.  The Parties may (but are not obligated to), after discussion at the JSC, agree to jointly conduct one or more Global Trials for the Licensed Products. With respect to each such Global Trial, on a Global Trial-by-Global Trial basis, the Parties shall negotiate in good faith through the JSC and agree on how to collaborate, percentage of enrollment, and any cost-sharing mechanism between the Parties; provided that any agreement regarding a Global Trial must be agreed by the Parties in writing prior to the initiation of such Global Trial.

4.7	Costs.
4.7.1	As between the Parties, [***].
4.7.2	As between the Parties, [***]
4.7.3	With respect to each jointly-conducted Global Trial for any Licensed Product (each, a “Joint Global Trial”), [***].
4.8	Reports of Development Activities. Without limiting the obligations under Section 4.2 (Development Plans), each Party shall report to the JSC on [***] basis a high-level summary of their respective progress of the Development of all Licensed Compounds and Licensed Products in its Field. In addition, each Party shall, [***].

4.9

Compliance.  In conducting Development of the Licensed Compounds and Licensed Products in its Field, each Party shall comply, and will ensure that its Affiliates comply, and will include in each of its license or sublicense agreements an obligation of its (sub)licensee or Sublicensees to comply, with all Applicable Laws, including the regulations promulgated by the relevant Regulatory Authorities for the Development and Commercialization of pharmaceutical products, in good scientific manner, and in compliance in all material respects with all applicable national and international guidelines.

4.10	Access to Data.
4.10.1

Subject to Section 4.10.2, to the extent not previously provided and subject to compliance with all Applicable Laws, each Party shall promptly provide the other Party with access to all Data for any Licensed Compound or Licensed Product that is reasonably necessary for the purpose of such other Party seeking, obtaining or maintaining Regulatory Approval of the Licensed Products in the Licensed Field in the other Party’s Respective Territory; and each Party shall provide the other Party with copies of the final report in its original language generated in every clinical trial of any Licensed Product conducted by or on behalf of such Party, its Affiliates, or its or their (Sub)licensees in the Licensed Field, within [***] after the completion of the final report.

4.10.2

If InnoCare desires to use any Data generated after the Effective Date as part of a Global Trial that is not a Joint Global Trial in any Marketing Authorization Application to support an efficacy claim for a Licensed Product, then InnoCare shall pay to Zenas an amount equal to [***]. Zenas shall provide InnoCare with such Data promptly (and in no event later than [***]) following InnoCare’s request for such Data, and payment will be made [***] following InnoCare’s receipt of Zenas’s invoice for the applicable costs. Notwithstanding anything to the contrary in this Agreement, regardless of whether InnoCare elects to pay the amount aforementioned in this Section 4.10.2, InnoCare shall have the right to use the safety and other Data generated from any Global Trial for safety reporting or other similar purposes to the extent required by Applicable Laws or a Regulatory Authority in the InnoCare Territory. This Section 4.10.2 shall apply, mutatis mutandis, to Global Trial conducted by InnoCare that is not a Joint Global Trial after the Effective Date; [***].

4.10.3

To the extent any Data (to the extent applicable, including Personal Data) or human biospecimens are subject to the Final Rule Implementing Executive Order 14117 of February 28, 2024 (Preventing Access to Americans’ Bulk Sensitive Personal Data and United States Government-Related Data by Countries of Concern) (“U.S. Bulk Data Final Rule”), 90 Fed. Reg. 1636, 28 C.F.R. Part 202, the Parties agree that Zenas’s transfer or otherwise providing access to such Data and human biospecimens to InnoCare or its Affiliates is (i) intended for InnoCare or its Affiliates to obtain or maintain regulatory authorization or approval or to research or market a drug, biological product, device or a combination product; (ii) ordinarily incidental to and part of clinical investigations regulated by the FDA under section 505(i) of the Federal Food, Drug, and Cosmetic Act or incidental to and part of clinical investigations that support applications to the FDA for research or marketing permits for drugs, biological products, devices, combination products, or infant formula; or (iii) otherwise ordinarily incidental to and part of the collection or processing of clinical care data indicating real-world performance or safety of products or the collection or processing of post-marketing surveillance data, and necessary to support or maintain authorization by the FDA.

5.	Regulatory Matters.
5.1	Regulatory Responsibilities; Ownership.
5.1.1

By Zenas.  After the Effective Date, subject to the terms and conditions of this Agreement and to the extent permissible under Applicable Laws, as between the Parties, (a) Zenas will lead and have sole control and decision-making authority with respect to all regulatory activities related to the Licensed Products in the Licensed Field in the Zenas Territory, including all applications for Regulatory Approvals in the Licensed Field in the Zenas Territory; (b) Zenas will have the sole right to conduct all communications with Regulatory Authorities in the Zenas Territory, including all meetings, conferences and discussions (including advisory committee meetings), in each case, with regard to Licensed Products in the Licensed Field in the Zenas Territory; and (c) subject to Section 4.6.2 (Zenas/InnoCare Initiated Global Trial), Zenas will own any and all Regulatory Approvals and Regulatory Filings for each Licensed Product in the Licensed Field in the Zenas Territory, which will be held in the name of Zenas or its designees. At Zenas’s request and subject to Section 3.4 (Support and Assistance by InnoCare), InnoCare shall provide reasonable assistance and cooperation to Zenas to support Zenas’s regulatory activities with respect to the Licensed Products in the Licensed Field.

5.1.2

By InnoCare.  After the Effective Date, subject to the terms and conditions of this Agreement and to the extent permissible under Applicable Laws, as between the Parties, (a) InnoCare will lead and have sole control and decision-making authority with respect to all regulatory activities relating to the Licensed Products in the InnoCare Field in the InnoCare Territory; (b) InnoCare will have the sole right to conduct all communications with Regulatory Authorities in the InnoCare Territory with regard to Licensed Products in the InnoCare Field in the InnoCare Territory, including all meetings, conferences and discussions (including advisory committee meetings); and (c) subject to Section 4.6.2 (Zenas/InnoCare Initiated Global Trial), InnoCare will own any and all Regulatory Approvals and Regulatory Filings for each Licensed Product in the InnoCare Field in the InnoCare Territory, which will be held in the name of InnoCare or its designees. At InnoCare’s request and costs, Zenas shall provide reasonable assistance and cooperation to InnoCare to support InnoCare’s regulatory activities with respect to the Licensed Products in the InnoCare Field in the InnoCare Territory.

5.1.3

Material Regulatory Matters.  Each Party shall involve the other Party in material regulatory matters related to the Licensed Products in its Field in its Respective Territory and coordinate all regulatory activities related to the Licensed Products in its Field in its Respective Territory with the other Party for the other Party’s Field and Respective Territory, including through the oversight of the JSC. Each Party shall have the right to review and provide comments on material regulatory materials related to the Licensed Products in the Licensed Field in the other Party’s Respective Territory unless prohibited by Applicable Law; provided, that if the reviewing Party does not respond within [***] after receipt of such regulatory materials, the providing Party may proceed with the filing or submission of the regulatory materials.

5.1.4

Notices of Regulatory Authority.  If any Regulatory Authority gives notice of its intent to take any material regulatory action with respect to any activity of a Party or its Affiliates relating to a Licensed Product, then the Party receiving such notice will promptly notify the other Party of such notice within [***] after receipt of such notice. The Party receiving such notice will have the sole decision-making authority with respect to the content of any responses to Regulatory Authorities concerning such notice in its Field and Respective Territory but will consider the other Party’s reasonable comments on such responses in good faith.

5.1.5

Translation.  When carrying out its obligations under this Article 5 (Regulatory Matters), each Party shall provide material regulatory materials to the other Party related to the Licensed Products in the English language, except for any such material in a language other than English (in which case if an English translation is not reasonably available to, or has not already been created by, such Party, then such Party shall provide a summary of the applicable document in the English language and a copy of such document, and the Parties shall cooperate to arrange for a translation using a Third Party translation service approved by the other Party, at the other Party’s cost).

5.1.6

Restrictions.  For clarity, without the other Party’s prior written consent, neither Party shall (a) file a Regulatory Filing or seek Regulatory Approvals on the other Party’s behalf; or (b) communicate with any Regulatory Authority regarding any Licensed Products in the other Party’s Field in the other Party’s Respective Territory, unless, with respect to this clause (b), (i) required to conduct the Global Trial in the other Party’s Respective Territory in compliance with Section 4.6.2 (Zenas/InnoCare Initiated Global Trial), or (ii) so ordered by such Regulatory Authority, in which case such Party will promptly notify the other Party of such order and the Parties will work together in good faith on any potential response (provided that nothing in this clause (b) will prohibit a Party from responding solely to the extent required by Applicable Laws).

5.1.7

Compliance with Applicable Laws. To the extent the Parties’ agreements set forth in this Section 5.1 (Regulatory Responsibilities; Ownership) is not permissible under Applicable Law, the Parties will discuss in good faith and fully cooperate with each other so as to carry out the purposes and intent of this Section 5.1 (Regulatory Responsibilities; Ownership) to the fullest extent feasible or permitted by Applicable Laws.

5.2	Transition.
5.2.1

Regulatory Materials.  On a country-by-country basis, promptly after the InnoCare’s receipt of the Upfront Payment and to the extent permissible under Applicable Law, the Parties shall cooperate with each other to, at InnoCare’s sole cost, assign and transfer from InnoCare to Zenas or its designee all existing Regulatory Filings Controlled by InnoCare or its Affiliates that relate solely to the Orelabrutinib Products in the Licensed Field in the Zenas Territory, including all drug master files and all written correspondence, minutes of meetings with any Regulatory Authority in the Zenas Territory, on electronic media (including rendered source documents when available), to the extent not already provided to Zenas previously. Each Party will submit to the applicable Regulatory Authority all filings, letters and other documentation necessary to effect such assignment and transfer as soon as practicable, in an efficient and seamless manner for such Orelabrutinib Product. Each Party shall provide to the other Party a copy of any and all notices received by such Party from such Regulatory Authority confirming such assignment and transfer.

5.2.2

Existing Global Trial.  In the event there exists any Existing Global Trial as of the Effective Date, until Zenas becomes the sponsor of the Existing Global Trials, InnoCare will, at Zenas’s sole cost: (a) provide Zenas with reasonable advance notice of all substantive meetings, conferences, and discussions (whether in person or by telephonic or video conference) with any Regulatory Authorities pertaining to each Orelabrutinib Product with respect to such Existing Global Trial; (b) provide Zenas with draft briefing materials and meeting presentations for review reasonably in advance and consider in the preparation of such meetings, conferences or discussions any reasonable input timely provided by Zenas; and (c) to the extent not prohibited by Applicable Law, grant Zenas the right to participate in any such meetings, conferences or discussions and facilitate such participation (such number of representatives to attend to be determined by Zenas). If Zenas elects not to participate in such meetings, conferences or discussions, InnoCare shall provide Zenas, upon Zenas’s request, with written summaries of such meetings, conferences or discussions in English after the conclusion thereof.

5.3	Right of Reference.
5.3.1

By Zenas.  With respect to the Orelabrutinib Program and IL-17 Program, on a Program-by-Program basis, Zenas will grant, and hereby does grant, to InnoCare a right of reference to all Regulatory Approvals for the Licensed Products and related regulatory materials, including the drug master file (or any equivalent thereof outside the United States), for the Licensed Products submitted by or on behalf of Zenas or its Affiliates, as well as those transferred to Zenas under Section 5.2.1 (Regulatory Materials), solely for the purpose of InnoCare’s seeking, obtaining, supporting, and maintaining Regulatory Approvals for the Licensed Products in the InnoCare Field in the InnoCare Territory.

5.3.2

By InnoCare.  With respect to the Orelabrutinib Program and IL-17 Program, on a Program-by-Program basis, InnoCare will grant, and hereby does grant, to Zenas a right of reference to all Regulatory Approvals for the Licensed Products and related regulatory materials, including the drug master file (or any equivalent thereof outside the United States), for the Licensed Products submitted by or on behalf of InnoCare or its Affiliates, solely for the purpose of Zenas’ seeking, obtaining, supporting, and maintaining Regulatory Approvals for the Licensed Products in the Licensed Field in the Zenas Territory.

5.3.3

Actions by Each Party.  Each Party will bear its own costs and expenses associated with providing the other Party with the right of reference pursuant to this Section 5.3 (Right of Reference), and will take such actions as may be reasonably requested by the other Party to give effect to the intent of this Section 5.3 (Right of Reference).

5.4

Regulatory Exclusivity.  Each Party shall notify the other in advance of any expected or obtained regulatory exclusivity, including orphan drug designation, pediatric exclusivity, or data exclusivity related to any Orelabrutinib Product. The Parties shall cooperate in good faith to ensure that regulatory exclusivity obtained by one Party does not unreasonably block or delay the regulatory approval of the Orelabrutinib Product in the other Party’s field. If reasonably necessary, the Parties shall negotiate in good faith field-limited waivers or licenses of exclusivity rights in a commercially reasonable manner.

5.5

Adverse Event Reporting.  (a) With respect to Orelabrutinib Products, no later than [***] after the Effective Date, and (b) with respect to the each ICP Preclinical Compound, [***] after submission of the first IND Application in the Zenas Territory for such ICP Preclinical Compound, Zenas and InnoCare shall develop and agree in a written agreement to worldwide safety and pharmacovigilance procedures for the Parties with respect to the Development and Commercialization of such Licensed Product, such as safety data sharing and exchange, adverse events reporting, and prescription events monitoring (each a “Pharmacovigilance Agreement”). Each Pharmacovigilance Agreement shall (a) provide that [***] shall hold and be responsible for the maintenance of the global safety database for the Licensed Product in the Licensed Field, and that [***] shall hold and be responsible for the maintenance of a safety database for the purposes of regulatory reporting for clinical trials that [***] sponsors, (b)

provide that the sponsoring Party for a clinical trial shall be responsible for the safety reporting for the clinical trial and shall lead all pharmacovigilance activities for such trial, (c) include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of the Licensed Product; and (d) ensure that field-specific obligations are not shared unless required by Applicable Law. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to government authorities. [***]. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates and Sublicensees (or (sub)licensees) to comply with such obligations.

5.6

Remedial Actions.  Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action or other regulatory action by any Regulatory Authority to the extent it would reasonably be expected to affect the other Party’s Field and Respective Territory (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Each Party shall have sole discretion with respect to any matters relating to any Remedial Action in its Field and its Respective Territory, including the decision to commence such Remedial Action and the control over such Remedial Action; provided, that Zenas shall have sole discretion with respect to any matters relating to any Remedial Action in the InnoCare Territory to the extent related to any Global Trial. The cost and expenses of any Remedial Action shall be borne solely by the Party with sole discretion.

6.	Commercialization.
6.1	General.
6.1.1

Commercialization by Zenas.  Subject to the terms and conditions of this Agreement, as between the Parties, Zenas shall have sole and exclusive responsibility, as well as sole control and decision-making authority, at its sole cost, for all aspects of Commercialization of the Licensed Products in the Licensed Field in the Zenas Territory, including all costs and expenses associated therewith, which Commercialization shall, in any event, be in accordance with this Agreement; provided that, with respect to the Orelabrutinib Program and IL-17 Program, Zenas will not (and will cause its Affiliates and Sublicensees not to) take any action that would reasonably be expected to materially adversely affect the Exploitation of the Licensed Compounds and the Licensed Products in the InnoCare Field in the InnoCare Territory by InnoCare or its Affiliates or (sub)licensees. Zenas shall use Commercially Reasonable Efforts to Commercialize: (a) at least [***] for [***] Orelabrutinib Products, (b) at least [***] for [***] IL-17 Products, and (c) at least [***] for [***] TYK2 Product, in each case ((a), (b) and (c)), in the Licensed Field and [***]; provided, that Zenas has obtained the Regulatory Approvals to Commercialize such Licensed Product for such Indication in such country. At Zenas’s request and subject to Section 3.4 (Support and Assistance by InnoCare), InnoCare shall provide reasonable assistance and cooperation to Zenas to support Zenas’s Commercialization activities with respect to the Licensed Products.

6.1.2

Commercialization by InnoCare. Subject to the terms and conditions of this Agreement, as between the Parties, InnoCare shall have sole and exclusive responsibility, as well as sole control and decision-making authority, at its sole cost, for all aspects of Commercialization of the Licensed Products in the InnoCare Field in the InnoCare Territory, including all costs and expenses associated therewith; provided that, with respect to the Orelabrutinib Program and IL-17 Program,

InnoCare will not (and will cause its Affiliates and (sub)licensees not to) take any action that would reasonably be expected to materially adversely affect the Exploitation of the Licensed Compounds and the Licensed Products in the Licensed Field in the Zenas Territory by Zenas or its Affiliates or Sublicensees.

6.1.3

Adverse Effect.  With respect to the Orelabrutinib Program and IL-17 Program, if either Party believes that any Commercialization activities proposed or conducted by the other Party (or the other Party’s Affiliates or Sublicensees or (sub)licensees) with respect to any Licensed Compound or Licensed Product would be reasonably expected to have a material adverse effect upon the regulatory status or Exploitation of any Licensed Compound or Licensed Product by such Party, then such Party shall have the right to bring the matter to the attention of the JSC, setting forth its concerns in a written report along with a proposed resolution, and the Parties shall promptly through the JSC discuss in good faith and agree on a resolution to such concern.

6.2

Report.  Zenas shall, on [***] basis [***], provide the JSC with a reasonably detailed report regarding its significant Commercialization activities involving such Licensed Product in the Zenas Territory [***].

6.3	Branding and Trademarks.
6.3.1

General.  Each Party shall Commercialize the Licensed Products in its Field and Respective Territory using a distinct brand name, logo, trade dress, and packaging design. The Parties agree not to use the same or a confusingly similar brand name, trademark, or other branding element that could cause confusion in the marketplace. Neither Party shall use the trademarks or branding of the other Party without prior written consent, except as required by Applicable Laws or a Regulatory Authority.

6.3.2

Ownership.  Each Party shall have the sole right to select, register, own, and maintain trademarks in connection with the Commercialization of each Licensed Product in its Field in its Respective Territory. InnoCare shall retain all rights to trademarks used in connection with the Orelabrutinib Products in the Oncology Field worldwide, or with other Licensed Products in the InnoCare Field in the InnoCare Territory. Each Party shall bear the costs associated with the prosecution and maintenance of its own trademarks related to the Licensed Products and shall not challenge or assist any Third Party in challenging the other Party’s trademark rights related to the Licensed Products during or after the Term.

6.3.3

Restrictions.  Unless otherwise agreed by the Parties in writing, neither Party shall actively promote, market, or sell the Licensed Product for any Indication outside of its respective Field. Each Party shall ensure that its employees, contractors, and agents are trained to comply with Applicable Laws governing off-label promotion and shall implement procedures to prevent unlawful cross-Indication marketing or promotion.

6.4	Pricing and Market Access.
6.4.1

Independent Pricing Authority.  Subject to the terms and conditions of this Agreement, each Party shall have sole authority and discretion to establish the pricing, reimbursement strategy, and contracting terms for the Licensed Product within its Field and Respective Territory. Unless otherwise set forth in this Agreement, neither Party shall have the right to review, approve, or influence the other Party’s pricing or reimbursement decisions unless required by Applicable Law, and nothing in this Agreement shall be construed to create any joint pricing or marketing obligation.

6.4.2

Anti-Bundling and Competitive Safeguards.  With respect to the Orelabrutinib Program and IL-17 Program, each Party agrees that it shall not, and shall ensure that its Affiliates do not, knowingly offer any Licensed Product in its Field in its Respective Territory under any bundling, discounting, or other commercial arrangement that has the purpose or effect of materially undercutting or materially impairing the other Party’s pricing, reimbursement, or competitive position in the other Party’s Field and Respective Territory. In the event any Party demonstrates that such impairment has occurred, the Parties shall meet in good faith to discuss appropriate commercial or financial remedies.

6.4.3

Coordination of Labeling and Reimbursement Filings.  The Parties will prepare labelling and reimbursement submissions separately with respect to the Licensed Products in their respective fields and Respective Territories. With respect to the Orelabrutinib Program, to the extent that regulatory labeling or pricing submissions of the Licensed Product in one field could impact the other Party’s field, the Parties shall consult in good faith to coordinate such activities and mitigate adverse effects. Nothing in this Section 6.4.3 (Coordination of Labeling and Reimbursement Filings) shall obligate a Party to delay Regulatory Filings or pricing actions. All such consultations shall comply with applicable antitrust and competition laws.

6.4.4

Confidentiality of Pricing and Sales Data. Unless otherwise agreed by the Parties, each Party shall not disclose the information related to its pricing, contracting, reimbursement, and sales data with respect to the Licensed Products to the other Party except as required by Applicable Law, or if voluntarily agreed in writing, and any such shared data shall be limited to anonymized, aggregated, or de-identified information sufficient for manufacturing, pharmacovigilance, or supply coordination purposes only.

6.5

Diversion.  Subject to Applicable Laws, with respect to the Orelabrutinib Program and IL-17 Program, InnoCare and Zenas each hereby covenants and agrees that, except as expressly permitted by this Agreement: (a) it and its Affiliates shall not, and it shall contractually obligate (and use Commercially Reasonable Efforts to enforce such contractual obligation) its licensees, sublicensees (including Sublicensees) and contractors not to, directly or indirectly, actively promote, market, distribute, import, sell or have sold any Licensed Product, including via the internet or mail order, to any Third Party or to any address or internet protocol address or the like, for any Indication in the other Party’s Field or in the other Party’s Respective Territory, and (b) it shall not engage, nor permit its Affiliates, licensees, sublicensees (including Sublicensees) or contractors to (i) engage, in any advertising or promotional activities relating to any Licensed Product for use directed primarily to customers or other buyers or users of such product for any Indication in the other Party’s Field or located in the other Party’s Respective Territory, (ii) solicit orders from any prospective purchaser for use in the other Party’s Field or located in any country or jurisdiction in the other Party’s Respective Territory, or (iii) knowingly sell or distribute Licensed Products to any person in such Party’s territory who intends to sell or has in the past sold Licensed Products in the other Party’s Respective Territory or in the other Party’s Field. If either Party receives any order for any Licensed Product from a prospective purchaser reasonably believed to be located in a country in the other Party’s Respective Territory or for an Indication that belongs to the other Party’s Field, such Party shall promptly refer that order to the other Party and such Party shall not accept any such orders.

6.6

Tracking of Sales for the Orelabrutinib Program.  The Parties recognize that, with respect to the Orelabrutinib Program, despite each Party’s efforts, the Licensed Products marketed by a Party or its Affiliates or (Sub)licensees in the future for Indications in its Field may nonetheless be sold in the other Party’s Field. Upon a Party’s reasonable request, the Parties will engage in good faith discussions to determine the necessity of implementing a mutually agreed-upon mechanism for sales tracking.

7.	Manufacturing and Supply.
7.1

Initial Clinical Supply.  At [***] and if the Parties has not entered into a Clinical Supply Agreement, InnoCare shall supply to Zenas the Licensed Compounds in mutually agreed quantities and forms to support Zenas’s clinical Development for such Licensed Compounds under this Agreement (the “Initial Supply”) at [***]. InnoCare shall deliver the Initial Supply [***] with appropriate certificate(s) of analysis or compliance, as applicable. [***]. Zenas shall only use the Initial Supply for the purpose of the Development of the applicable Licensed Products in the Licensed Field in the Zenas Territory. Zenas acknowledges that, except as expressly set forth in Section 12.3 (Product Warranties), InnoCare makes no representation and extends no warranty of any kind with respect to the Initial Supply and hereby disclaims all warranties, either express or implied, including, but not limited to, any warranty of merchantability or fitness for a particular purpose. Once the Clinical Supply Agreement is executed, all Licensed Compounds and Licensed Products shall be Manufactured and supplied pursuant to the Clinical Supply Agreement but not this Section 7.1 (Initial Clinical Supply).

7.2

Clinical Supply Agreement.  Within [***] after the Effective Date, the Parties shall negotiate in good faith and enter into a clinical supply agreement and related quality agreement on commercially reasonable terms, pursuant to which InnoCare will supply to Zenas the Licensed Compounds and Licensed Products for Zenas’s Development of the applicable Licensed Product in the Licensed Field in accordance with this Agreement [***] (the “Clinical Supply Agreement”). Until the Clinical Supply Agreement expires or terminates with respect to any Licensed Compound and Licensed Product, InnoCare, by itself or through an Affiliate or one or more Third Parties, shall Manufacture and supply to Zenas, in accordance with the Clinical Supply Agreement, such Licensed Compound and Licensed Product in quantities mutually agreed upon by the Parties for Zenas to Develop such Licensed Compounds and Licensed Products in the Licensed Field in accordance with this Agreement.

7.3

Commercial Supply Agreement.  At Zenas’s reasonable request, on a Licensed Compound-by-Licensed Compound basis, the Parties shall negotiate in good faith and enter into a commercial supply agreement and related quality agreement on commercially reasonable terms, pursuant to which InnoCare will supply to Zenas the Licensed Compound and Licensed Products comprising such Licensed Compound for Zenas’s Commercialization of the applicable Licensed Products in the Licensed Field in accordance with this Agreement [***] (each, a “Commercial Supply Agreement”). Until the Commercial Supply Agreement expires or terminates with respect to any Licensed Compound, InnoCare, by itself or through an Affiliate or one or more Third Parties, shall Manufacture and supply to Zenas, in accordance with the Commercial Supply Agreement, such Licensed Compound and Licensed Products comprising such Licensed Compound in quantities mutually agreed upon by the Parties for Zenas to Commercialize such Licensed Compounds and Licensed Products in the Licensed Field in the Zenas Territory in accordance with this Agreement.

7.4

Development Costs.  Solely to the extent not already included in the Manufacturing Costs charged to Zenas, Zenas shall be solely responsible for and shall bear [***] percent [***] of all reasonable, documented costs and expenses incurred by or on behalf of InnoCare or its Affiliates for the development, validation, and scale-up activities required to Manufacture the Licensed Product in a form, dosage or strength that is different from the existing Licensed Product that InnoCare (or its Affiliate or CMO) is Manufacturing as of the Effective Date, including costs and expenses for internal labor costs, calculated on a FTE basis for personnel assigned to the project; process and formulation development; process validation and analytical method validation activities; stability testing programs; purchase, installation, qualification, or modification of any equipment necessary to manufacture, package, or test the Licensed Product in such new form, dosage or strength.

7.5	Responsibility.
7.5.1

After completion of the Manufacturing Technology Transfer of a Licensed Compound and Licensed Product, Zenas shall have the sole right and the sole control to Manufacture and have Manufactured such Licensed Compound and Licensed Products comprising such Licensed Compound required for Zenas’s Development, Commercialization or other Exploitation of such Licensed Compound and Licensed Product in the Zenas Territory or for Zenas’s Development of such Licensed Compound and Licensed Product in the InnoCare Territory. Zenas may Manufacture the Licensed Compounds and Licensed Products on its own or have one or more Third Parties designated by Zenas (each a “Zenas CMO”) Manufacture the Licensed Compounds and Licensed Products.

7.5.2	[***].
7.5.3	[***].
7.6

Manufacturing Technology Transfer.  On a Licensed Compound-by-Licensed Compound basis, at the request of Zenas, InnoCare shall, in accordance with the Manufacturing Technology Transfer Plan and Applicable Laws, transfer to Zenas or the Zenas CMO all InnoCare Know-How related to the Manufacture of such Licensed Compound (which may include process, specifications, data, information, and other GMP and shelf-life information relating thereto) Controlled by InnoCare or its Affiliates (or its or their Third Party CMOs), that are necessary or reasonably useful for Zenas or the Zenas CMO to independently Manufacture such Licensed Compound and Licensed Products containing such Licensed Compound (including any components or intermediates thereof) in substantially the same manner as InnoCare or its applicable Affiliate or Third Party CMO (each, a “Manufacturing Technology Transfer”). The Parties shall in good faith promptly agree to a plan to carry out and complete each Manufacturing Technology Transfer (each, a “Manufacturing Technology Transfer Plan”). At the reasonable request of Zenas from time to time and subject to Section 3.4 (Support and Assistance by InnoCare), InnoCare shall make its relevant employees and consultants (including personnel of its Affiliates), and use Commercially Reasonable Efforts to cause its Third Party CMOs to make its relevant employees, available to Zenas and the Zenas CMO to provide all reasonable consultation and technical assistance to enable Zenas or the Zenas CMO to independently Manufacture the Licensed Compounds or Licensed Products (including any components or intermediates thereof) that meet the specifications as further described in the applicable Manufacturing Technology Transfer Plan(s). The Parties shall start each Manufacturing Technology Transfer in accordance with the timelines set forth in the applicable Manufacturing Technology Transfer Plan, and each Party shall use Commercially Reasonable Efforts to achieve completion of each Manufacturing Technology Transfer within the timelines set forth in the applicable Manufacturing Technology Transfer Plan. [***].

8.	Governance
8.1

Formation and Purpose.  Zenas and InnoCare will establish and convene a joint steering committee (the “Joint Steering Committee” or the “JSC”) promptly after the Effective Date. The JSC shall consist of representatives from each Party and operate by the procedures in accordance with this Article 8 (Governance). The purpose of the JSC shall be to provide a forum for the coordination, communication, and oversight of the Parties’ Development,

Manufacture and Commercialization activities under this Agreement, and the JSC shall not have any decision-making authority outside of the scope contemplated herein.

8.2

JSC Membership.  Within [***]after the Effective Date, each Party shall designate [***] representatives for the JSC and be responsible for its representatives’ compliance with the terms of this Agreement and that each representative has agreed in advance to confidentiality, intellectual property ownership and assignment and non-use obligations at least as restrictive as those set forth herein. Each representative shall have [***], and at least one (1) representative shall have [***]. Either Party may designate a substitute for its JSC representatives if one of such Party’s designated representatives is unable to be present at a meeting so long as such substitutes are subject to the same obligations of confidentiality, intellectual property ownership and assignment and non-use as the formal representative. From time to time, each Party may replace its JSC representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s).

8.3

JSC Chairperson. The JSC will have a chairperson, to be designated by [***]. The chairperson shall be responsible for calling and convening meetings but shall have no additional rights or authority over other JSC members. The chairperson (or its designate) shall: (a) prepare and circulate an agenda reasonably in advance of each upcoming meeting; and (b) prepare and issue minutes of the JSC meeting within [***] thereafter. Such minutes shall not be finalized until each JSC representative reviews and approves such minutes in writing; provided, that any minutes shall be deemed approved unless a JSC representative objects to the accuracy of such minutes within [***] after the circulation of the minutes.

8.4	Meetings.
8.4.1

Timing and Frequency.  Unless otherwise agreed by the Parties, the JSC shall meet at least [***]. Additional meetings of the JSC may be held with the consent of each Party (such consent not to be unreasonably withheld, delayed or conditioned), and as required under this Agreement.

8.4.2	Meeting Procedures. The JSC may meet either (a) in person at either Party’s facilities or at such locations as the Parties may otherwise agree; or (b) by audio or video teleconference. [***].
8.5

Non-Member Participation.  Additional non-members of the JSC having relevant experience may from time to time be invited to participate in a JSC meeting, provided, that such participants shall have no voting rights or powers. Non-member participants who are not employees of a Party or its Affiliates shall only be allowed to attend if: (a) the other Party’s representatives have consented to the attendance; and (b) such non-member participant is subject to and has agreed in advance to confidentiality, intellectual property ownership and assignment and non-use obligations at least as restrictive as those set forth in this Agreement.

8.6	JSC Responsibilities. The JSC’s responsibilities shall be to:
8.6.1	provide a forum for the discussion of the Parties’ activities under this Agreement;
8.6.2	discuss the Zenas Development Plan and the InnoCare Development Plan and all material amendment and updates thereto;
8.6.3

facilitate the exchange of information between the Parties related to the Development of the Licensed Products under the Zenas Development Plan and InnoCare’s Development of the Licensed Products under the InnoCare Development Plan;

8.6.4

discussing proposals about any Joint Global Trial, including any cost sharing mechanism (for clarity, any agreement on a Joint Global Trial and the cost sharing mechanism shall be made by the Parties mutually, not the JSC), as well as any clinical trial conducted by a Party in the other Party’s Respective Territory;

8.6.5

review, discuss, and coordinate the overall progress and timelines of the Development activities for the Licensed Compounds and Licensed Products conducted by or on behalf of each Party, their Affiliates and their Sublicensees or (sub)licensees in its Field in its Respective Territory;

8.6.6	review and discuss each Party’s clinical strategies and clinical plans of the Licensed Products;
8.6.7

review and discuss any Regulatory Filings or other regulatory materials to be submitted to or received from any Regulatory Authorities to the extent related to both Parties’ activities with respect to the Licensed Compound or Licensed Products under this Agreement;

8.6.8	discuss and decide a solution for a matter brought pursuant to Section 4.5 (General Conditions) or 6.1.3 (Adverse Effect);
8.6.9	serve as the first forum to hear and resolve disputes in respect all matters between the Parties; and
8.6.10	perform such other functions as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement.
8.7	JSC Decisions and Actions.
8.7.1

JSC Decisions.  The Parties shall use good faith efforts to achieve consensus regarding any actions. If the JSC fails to reach agreement on a matter for which it has the authority to determine under Section 8.6 (JSC Responsibilities) within [***] after such matter was brought to the JSC for resolution, such disagreement shall be referred to the Senior Officers of the Parties for resolution, who shall use good faith efforts to meet and resolve such matter within [***] after it is referred to them.

8.7.2	Deadlock. If the Senior Officers are unable to reach consensus on any such matter during such period, then [***].
8.8

Limitation of Authority.  The JSC and each Party [***] shall only have the powers expressly assigned to it in this Article 8 (Governance) and elsewhere in this Agreement and shall not have the authority to: [***]. Each Party retains the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion will be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties otherwise expressly agree in writing.

8.9

Alliance Managers.  Within [***] after the Effective Date, each Party will appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications (including a general understanding of pharmaceutical development, manufacture and commercialization issues as well as the terms of this Agreement) to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers will serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement. The Alliance Managers will facilitate the flow of information and otherwise promote communication, coordination, and collaboration between the Parties, providing single point communication for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate communications, and raising cross-Party or cross functional issues in a timely manner. Each Party may replace its Alliance Manager by written notice to the other Party.

9.	Payments
9.1	Initial Cash Consideration.
9.1.1

Upfront Payment.  No later than [***], Zenas shall pay to InnoCare a one-time, non-refundable, non-creditable payment of Thirty-Five Million US Dollars ($35,000,000) (the “Upfront Payment”), of which: (a) [***] is attributed to the Orelabrutinib Program, (b) [***] is attributed to the IL-17 Program, and (c) [***] is attributed to the TYK2 Program.

9.1.2	Near-Term Milestones.
9.1.2.1

On or before the earliest of (a) [***] after [***] in a Phase 3 Clinical Trial for an Orelabrutinib Product in any Indication other than PPMS in the Licensed Field in the Zenas Territory (“Non-PPMS Trial Initiation”), (b) March 31, 2026 if [***], Zenas shall pay to InnoCare a one-time, non-refundable, non-creditable payment of Twenty-Five Million US Dollars ($25,000,000) (the date on which such payment is due, the “Orelabrutinib Near-Term Milestone Payment Date”). [***].

9.1.2.2

With respect to each ICP Preclinical Compound, Zenas shall (a) notify InnoCare in writing within [***] after [***], and (b) within [***], pay to InnoCare a one-time, non-refundable, non-creditable payment of Twenty Million US Dollars ($20,000,000).

9.2

Equity Issuance.  As partial consideration for the licenses and other rights granted by InnoCare and/or its designee to Zenas hereunder for the Orelabrutinib Program, Zenas shall issue to InnoCare (a) Five Million (5,000,000) shares of the outstanding common stock of Zenas BioPharma, Inc. (NASDAQ: ZBIO) on the Effective Date, and (b) Two Million (2,000,000) shares of the outstanding common stock of Zenas BioPharma, Inc. (NASDAQ: ZBIO) no later than the Orelabrutinib Near-Term Milestone Payment Date, in each case ((a) and (b)), pursuant to the terms and conditions of that certain Subscription Agreement dated as of the date hereof by and between Zenas and InnoCare.

9.3

Development Milestones.  Subject to the terms and conditions set forth in this Agreement, Zenas shall pay to InnoCare the following one-time, non-refundable, non-creditable payments set forth in the table immediately below (each a “Development Milestone Payment”) for the first achievement by Zenas or its Affiliates or Sublicensees, of the development milestone events (each a “Development Milestone Event”) for the corresponding Licensed Product in the Licensed Field and in the Zenas Territory.

9.3.1	Orelabrutinib Program. With respect to the Orelabrutinib Program:
	Orelabrutinib Program Development Milestone Event	Payment (Millions USD)
		[***]	[***]	[***]
1	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]

3	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]
	Maximum Amount in Total	[***]

For the purpose of this Section 9.3 (Development Milestones), [***].

Upon achievement of the Development Milestone Event No. 4, if the Development Milestone Payment for the Development Milestone Event No. 1 has not been previously paid, the Development Milestone Event No. 1 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 4.

Upon achievement of the Development Milestone Event No. 5, if the Development Milestone Payment for the Development Milestone Event No. 2 has not been previously paid, the Development Milestone Event No. 2 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 5.

Upon achievement of the Development Milestone Event No. 6, if the Development Milestone Payment for the Development Milestone Event No. 3 has not been previously paid, the Development Milestone Event No. 3 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 6.

9.3.2	IL-17 Program and TYK2 Program. With respect to each of the IL-17 Program and the TYK2 Program, on a Program-by-Program basis, the following shall apply:
	IL-17 Program and TYK2 Program Development Milestone Event	Payment (Millions USD)
		[***]	[***]	[***]
1	[***]	[***]	[***]	[***]
2	[***]	[***]	[***]	[***]
3	[***]	[***]	[***]	[***]
4	[***]	[***]	[***]	[***]
5	[***]	[***]	[***]	[***]
6	[***]	[***]	[***]	[***]
7	[***]	[***]	[***]	[***]
8	[***]	[***]	[***]	[***]
9	[***]	[***]	[***]	[***]
	Maximum Amount in Total (for the two (2) Programs)	[***]

With respect to each Program, upon achievement or deemed achievement of the Development Milestone Event No. 4 or No. 7, if the Development Milestone Payment

for the Development Milestone Event No. 1 has not been previously paid, the Development Milestone Event No. 1 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 4 or No. 7, as applicable.

With respect to each Program, upon achievement or deemed achievement of the Development Milestone Event No. 5 or No. 8, if the Development Milestone Payment for the Development Milestone Event No. 2 has not been previously paid, the Development Milestone Event No. 2 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 5 or No. 8, as applicable.

With respect to each Program, upon achievement or deemed achievement of the Development Milestone Event No. 6 or No. 9, if the Development Milestone Payment for the Development Milestone Event No. 3 has not been previously paid, the Development Milestone Event No. 3 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 6 or No. 9, as applicable.

With respect to each Program, upon achievement of the Development Milestone Event No. 7, if the Development Milestone Payment for the Development Milestone Event No. 4 has not been previously paid, the Development Milestone Event No. 4 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 7.

With respect to each Program, upon achievement of the Development Milestone Event No. 8, if the Development Milestone Payment for the Development Milestone Event No. 5 has not been previously paid, the Development Milestone Event No. 5 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 8.

With respect to each Program, upon achievement of the Development Milestone Event No. 9, if the Development Milestone Payment for the Development Milestone Event No. 6 has not been previously paid, the Development Milestone Event No. 6 shall be deemed achieved and the corresponding milestone payment shall be due and payable together with the Development Milestone Payment for the Development Milestone Event No. 9.

9.3.3

Milestone Payments.  For the avoidance of doubt, with respect to each Program, no payment set forth in this Section 9.3 (Development Milestones) shall be payable more than once no matter how many times any Orelabrutinib Products or Other Licensed Products, as applicable, achieve an applicable Development Milestone Event (it being understood that each of the Development Milestone Event No. 1 through No. 9 set forth in Section 9.3.2 (IL-17 Program and TYK2 Program) shall be triggered no more than once for the IL-17 Program, and no more than once for the TYK2 Program). The aggregate Development Milestone Payments payable under this Agreement shall not exceed [***] in the aggregate.

9.3.4

Notices and Payments.  Zenas shall notify InnoCare in writing upon the first achievement, in respect of a Licensed Product, by or on behalf of Zenas or its Affiliate or Sublicensee, of each of the Development Milestone Events no later than [***] of the achievement thereof. Within [***] of receipt of an appropriate invoice from InnoCare, Zenas shall pay the applicable Development Milestone Payment due upon achievement of the corresponding Development Milestone Event.

9.4

Sales Milestones.  Subject to the terms and conditions set forth in this Agreement, on a Program-by-Program basis, in the event that the Annual Net Sales made by or on behalf of the Selling Entities for all Licensed Products with respect to such Program in the Zenas Territory in a given Calendar Year first exceeds a threshold set forth in the table immediately below (each a “Sales Milestone Event”), Zenas shall pay to InnoCare the following one-time, non-refundable, non-creditable milestone payments (each a “Sales Milestone Payment”).

Annual Net Sales Milestone Threshold	Payment (Millions USD)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

9.4.1

Milestone Payments.  For the avoidance of doubt, with respect to each Program, no Sales Milestone Payment shall be payable more than once no matter how many times any applicable Sales Milestone Event is achieved by any Licensed Products (it being understood that each of the Sales Milestone Event set forth above shall be triggered no more than once for the Orelabrutinib Program, no more than once for the IL-17 Program, and no more than once for the TYK2 Program). The aggregate Sales Milestone Payments payable under this Agreement shall not exceed [***] in the aggregate.

9.4.2

Additive Milestone Payments.  In the event that in a given Calendar Quarter more than one (1) Sales Milestone Event is achieved, Zenas shall pay to InnoCare each separate Sales Milestone Payment with respect to each Sales Milestone Event that is achieved in such Calendar Quarter.

9.4.3

Notices and Payments.  Zenas shall notify InnoCare in writing upon the first achievement by or on behalf of the Selling Entities of each Sales Milestone Event no later than (a) [***] after the end of the applicable Calendar Quarter in which such Sales Milestone Event is achieved if such Calendar Quarter is any of the first three (3) Calendar Quarters of the Calendar Year, and (b) [***] after the end of the Calendar Quarter in which such Sales Milestone Event is achieved if such Calendar Quarter is the fourth (4th) Calendar Quarter of the Calendar Year. No later than [***] after receipt of an appropriate invoice from InnoCare, Zenas shall pay the applicable payment due upon achievement of the corresponding Sales Milestone Event.

9.5

Royalty Payments.  Subject to the terms and conditions of this Agreement (including this Section 9.5 (Royalty Payments) and Section 9.6 (Royalty Reports; Payment)), with respect to each Program, on a Region-by-Region basis in the Zenas Territory, Zenas shall pay to InnoCare royalties in respect of Annual Net Sales of all Licensed Products with respect to such Program in such Region in the Zenas Territory that occur during the Royalty Term at the royalty rate (the “Royalty Rate”) set forth in the charts below. [***].

9.5.1	Orelabrutinib Program. With respect to the Orelabrutinib Program, [***] in the Zenas Territory, the following Royalty Rate shall apply:

Annual Net Sales Threshold	Royalty Rate
	[***]	[***]	[***]
Annual Net Sales of all Orelabrutinib Products in such Region less than or equal to [***]	[***]	[***]	[***]
Annual Net Sales of all Orelabrutinib Products in such Region greater than [***] but less than or equal to [***]	[***]	[***]	[***]
Annual Net Sales of all Orelabrutinib Products in such Region greater than [***] but less than or equal to [***]	[***]	[***]	[***]
Annual Net Sales of all Orelabrutinib Products in such Region greater than [***] but less than or equal to [***]	[***]	[***]	[***]
Annual Net Sales of all Orelabrutinib Products in such Region greater than [***]	[***]	[***]	[***]

9.5.2	IL-17 Program and TYK2 Program. With respect to each of the IL-17 Program and TYK2 Program, on a Program-by-Program [***]basis, the following Royalty Rate shall apply:
Annual Net Sales Threshold	Royalty Rate
	[***]	[***]	[***]
Annual Net Sales of all Licensed Products with respect to such Program in such Region less than or equal to [***]	[***]	[***]	[***]
Annual Net Sales of all Licensed Products with respect to such Program in such Region greater than [***] but less than or equal to [***]	[***]	[***]	[***]
Annual Net Sales of all Licensed Products with respect to such Program in such Region greater than [***] but less than or equal to [***]	[***]	[***]	[***]
Annual Net Sales of all Licensed Products with respect to such Program in such Region greater than [***] but less than or equal to [***]	[***]	[***]	[***]

Annual Net Sales of all Licensed Products with respect to such Program in such Region greater than [***]	[***]	[***]	[***]

9.5.3

Royalty Stacking.  In the event that Zenas enters into an agreement with a Third Party to obtain a license under [***]owned or controlled by such Third Party that, absent a license thereunder, would be infringed by the Exploitation of a Licensed Product in the Licensed Field in a country, then Zenas shall be entitled to deduct from any royalties due for the Net Sales of such Licensed Product in such country in a Calendar Quarter [***] of all amounts paid to such Third Party under such agreement on account of the sale of such Licensed Product in such country during such Calendar Quarter. [***].

9.5.4

Patent Expiry and Genetic Competition.  On a Licensed Product-by-Licensed Product and country-by-country basis in the Zenas Territory, if, during any Calendar Quarter in the Royalty Term (a) there is no Valid Claim within any InnoCare Patent Right Covering the Licensed Product in the Licensed Field in such country or (b) there is Generic Competition in such country with respect to such Licensed Product, then, in each case ((a) or (b)), the royalties due for the Net Sales of such Licensed Product in such country in such Calendar Quarter shall be reduced by [***].

9.5.5

Royalty Floor.  In no event, however, will royalties payable in any Calendar Quarter with respect to a Licensed Product in a country be reduced by more than [***] of the royalties provided in the table above (the “Floor”); [***].

9.6	Royalty Reports; Exchange Rate; Payment Method; Late Payments.
9.6.1

Royalty Reports.  Within (a) [***] following the end of each of the first three (3) Calendar Quarters of each Calendar Year and (b) [***] following the end of the last Calendar Quarter of each Calendar Year, in each case ((a) and (b)), commencing after the First Commercial Sale of a Licensed Product in the Zenas Territory, Zenas shall provide InnoCare with a report (“Royalty Report”) containing the following information for the applicable Calendar Quarter, on a Licensed Product-by-Licensed Product basis: the amount of gross sales of the Licensed Product in the Zenas Territory, an itemized calculation of Net Sales in the Zenas Territory showing deductions provided for in the definition of “Net Sales,” a calculation of the royalty payment due on such sales (on an aggregate and not on a sale-by-sale basis), an accounting of the number of units of the Licensed Product sold, the exchange rate for each country in which the Licensed Product was sold, the application of the reductions, if any, made in accordance with the royalty reduction provisions of Section 9.5 (Royalty Payments). No later than [***] following receipt of an appropriate invoice from InnoCare, Zenas shall pay to InnoCare the applicable royalties.

9.6.2

Exchange Rate. All Net Sales and royalties payable hereunder will be expressed in Dollars. Conversion of Net Sales, payments or reimbursable costs incurred hereunder that are recorded in local currencies to Dollars by a Party, its Affiliates or its or their Sublicensees will be performed at an exchange rate equal to the weighted average of the exchange rates for the relevant currency, as published by [***], during the Calendar Quarter in which such Net Sales or reimbursable costs are generated or incurred or for which such payments are due, as applicable.

9.6.3	Payment Method. All payments by a Party to the other Party under this Agreement will be paid in Dollars, and all such payments will be made by bank wire transfer in immediately available funds to the bank account designated by the other Party in writing; provided that such account information is provided to Zenas at least [***] prior to any such payment becoming due hereunder.

9.6.4

Late Payments.  Without limiting any other rights or remedies available to a Party hereunder, any late payment by any Party will bear interest, to the extent permitted by Applicable Laws, at an annual effective rate of [***], on the date payment was due until the date the applicable Party makes the payment.

9.7

Sublicense Upfront Payment.  In further consideration of the licenses granted to Zenas hereunder, for each Sublicense with a Third Party that is entered into [***] (each a “Qualified Sublicense”), Zenas shall pay to InnoCare [***] of the Sublicense Upfront Payment that Zenas or its Affiliates receives in connection with such Sublicense, which shall be made to InnoCare within [***] after the receipt of such payment by Zenas or its Affiliates.

9.8	Payments and Taxes.
9.8.1

All sums due under this Agreement, unless otherwise agreed by the Parties, shall be paid in US Dollars to the account notified by the payee Party to the payor Party, and in the case of Net Sales received in a currency other than US Dollars, the royalty shall be calculated in the other currency and then converted into equivalent US Dollars at the buying rate of such other currency, as quoted by [***] as at the close of business on the last Business Day of the reporting period with respect to which the payment is made; and

9.8.2

All sums due under this Agreement shall be made without deduction of income tax or other taxes, charges, or duties of any kind whatsoever that may be imposed, except insofar as a Party is required by Applicable Laws to withhold tax from the payment to the other Party. If a Party is required by Applicable Laws to withhold tax from a payment to the other Party under this Agreement, then the Party who is making the payment shall: (a) deduct such tax from the payment made to the other Party; (b) timely pay the withheld taxes to the proper taxing authority; and (c) promptly send proof of payment to the other Party and certify the receipt of the payment by the taxing authority. Prior to the imposition of any withholding tax on a payment under this Agreement, the Party making the payment that is subject to the withholding shall inform the other Party of its obligation to withhold tax and the Parties shall co-operate and take all steps reasonably and lawfully available to them to avoid such withholding taxes and to obtain double taxation relief under any applicable income tax treaty or otherwise. The Party required by Applicable Laws to make any such withholding, shall provide the other Party with all such certificates or other documents to enable the Parties to obtain a refund of such withheld taxes and any appropriate relief from double taxation of the payment in question. The Parties shall cooperate with one another and use reasonable efforts to provide information or documentation reasonably requested by the other Party in order to obtain the benefits of any exemption, deduction, credit or similar tax benefit with respect to the transactions described in this Agreement.

9.8.3

Notwithstanding the foregoing, the Parties acknowledge and agree that if Zenas (or its Affiliate, Sublicensee, subcontractor, or successor) is required to make a payment to InnoCare, subject to a deduction or withholding of tax and, if such deduction or withholding obligation arises or is increased solely as a result of any action taken by Zenas (or its Affiliate, Sublicensee, subcontractor, or successor) including, without limitation, the assignment or transfer of all or a portion of this Agreement by Zenas pursuant to Section 16.3, a Change of Control of Zenas, or Zenas exercising its rights or performing its obligations through an Affiliate (including pursuant to Section 16.7),

Sublicensee, subcontractor, successor or other Third Party (a “Withholding Tax Action”), then notwithstanding anything to the contrary herein, the payment by Zenas (or its Affiliate, Sublicensee, subcontractor, or successor) (in respect of which such deduction and withholding of tax is required to be made) will be increased to take into account such increased withholding taxes as may be necessary to ensure that, after making all required withholdings (including withholdings on additional amounts), InnoCare (or its assignee, Affiliate, or successor) receives an amount equal to the same amount that it would have received had no Withholding Tax Action occurred.

9.8.4

The Parties shall equally bear any sales, use, value-added, goods and services, gross receipts and similar turnover or gross margin taxes, together with any penalties and interest in respect of any payment amounts hereunder (each an “Indirect Tax”). If any amount of Indirect Tax is chargeable in respect of a payment made by Zenas to InnoCare and/or its Affiliate, InnoCare and/or its Affiliate shall pay such Indirect Tax at the applicable rate in respect of such payment pursuant to Applicable Law, and Zenas will reimburse InnoCare [***] of such Indirect Tax following the receipt of an invoice in the appropriate form as required under Applicable Law from InnoCare in respect of those payments, on the later of (a) the due date of the payment to which such Indirect Tax relates and (b) [***] after the receipt by Zenas of the applicable invoice setting forth the amount of the applicable Indirect Tax. The Parties will use commercially reasonable efforts to cooperate to minimize Indirect Taxes in connection with this Agreement, as applicable.

9.9

Record Keeping; Audit.  Zenas shall, and shall cause its Affiliates and Sublicensees to, maintain complete and accurate records in sufficient detail to permit InnoCare to confirm the accuracy of the calculation of royalties, milestones, and other payments payable to InnoCare under this Agreement. Such books and records shall be kept for at least [***] full Calendar Years following the end of the Calendar Year to which they pertain. Upon reasonable prior notice, but not more than once per Calendar Year, such records shall be available during regular business hours for a period of [***] years from the end of the Calendar Year to which they pertain for examination at the expense of InnoCare by an independent certified public accountant selected by InnoCare and reasonably acceptable to Zenas, for the sole purpose of verifying the accuracy of the financial reports and correctness of the payments furnished by Zenas pursuant to this Agreement. Any amounts shown to be owed but unpaid shall be paid with interest from the date originally due at the rate set forth in Section 9.6.4 (Late Payments) within [***] from the accountant’s report from the original due date. Any amounts shown to have been overpaid shall be refunded within [***] from the accountant’s report. InnoCare shall bear the full cost of such audit unless such audit discloses an underpayment by Zenas of more than [***] of the amount due, in which case Zenas shall bear the cost of such audit. The audit rights in this Section 9.9 (Record Keeping; Audit) shall survive the Term for [***] years. Once a particular Calendar Year has been audited, that Calendar Year may not be audited again. Zenas shall include in each of the Sublicenses granted under this Agreement audit provisions consistent in all material respects with those set forth in this Section 9.9 (Record Keeping; Audit), which Zenas shall exercise on behalf of InnoCare upon the reasonable, written request of InnoCare.

10.	Intellectual Property
10.1	Ownership of Arising IP.
10.1.1

Ownership.  Ownership will follow inventorship for all Arising IP, with inventorship being determined in accordance with United States patent laws (regardless of where the applicable activities occurred). Arising IP developed, generated, conceived or reduced to practice solely by or on behalf of InnoCare or any of its Affiliates will be solely owned by InnoCare or any of its Affiliates (“InnoCare Arising IP”). Arising IP developed, generated, conceived or reduced to practice solely by or on behalf of Zenas or any of its Affiliates will be solely owned by Zenas or any of its Affiliates (“Zenas Arising IP”). Arising IP developed, generated, conceived or reduced to practice jointly by or on behalf of InnoCare or any of its Affiliates and Zenas or any of its Affiliates will be jointly owned by both Parties (“Joint Arising IP”).

10.1.2

Disclosure and Assignment Obligations.  Each Party will promptly disclose to the other Party any Arising IP developed, created, conceived, or reduced to practice by or on behalf of such Party or any of its Affiliates during the Term, in any event within [***], after becoming aware of such Arising IP. Each Party will obligate any employees, Sublicensees, and Third Party contractors to assign all Arising IP to such Party so that each Party can comply with its obligations under this Section 10.1 (Ownership of Arising IP), and each Party will promptly obtain such assignment. With respect to any activities of a Party or its Affiliate under this Agreement that are subcontracted to a person that is not an employee of such Party or its Affiliate, the Party or Affiliate retaining such subcontractor will include in the applicable subcontract an assignment to such Party or its Affiliate of all rights in Patent Rights and Know-How generated or developed by or on behalf of such subcontractor resulting from such activities; provided that the subcontracting entity needs only receive from such subcontractor a license (sublicensable to the other Party under this Agreement) of any Patent Rights and Know-How created or conceived by such contractor or subcontractor resulting from such activities that are an improvement to such contractor’s background Know-How or Patent Rights. Each Party shall, and does hereby assign all its right, title and interest in and to any Arising IP to fully effect the ownership in Section 10.1 (Ownership of Arising IP).

10.1.3

Joint Arising IP.  Each Party will have an undivided one-half (1/2) interest in and to the Joint Arising IP. Each Party, for itself and on behalf of any of its Affiliates, (sub)licensees (to the extent applicable) and Sublicensees, and employees, subcontractors, consultants and agents of any of the foregoing, hereby assigns (and to the extent such assignment can only be made in the future hereby agrees to assign), to the other Party a joint and undivided interest in and to all Joint Arising IP. Subject to the licenses granted to each other under this Agreement, each Party may exploit the Joint Arising IP without a duty of accounting or an obligation to seek consent from the other Party.

10.2	Prosecution and Maintenance.
10.2.1

Zenas Prosecuted Patents.  As between the Parties, Zenas will have, at its costs and expenses, the first right, but not the obligation, to file, prosecute and maintain all [***] (all such Patent Rights collectively, the “Zenas First Right Prosecuted Patents”). Within [***] following the Effective Date, Zenas will assume the responsibility for the preparation, filing, prosecution and maintenance of all Zenas First Right Prosecuted Patents and InnoCare will cooperate to facilitate an orderly transition of responsibility to Zenas. Zenas will keep InnoCare reasonably informed of the status of Zenas First Right Prosecuted Patents, and will promptly provide InnoCare with material correspondence received from any patent authorities in connection with Zenas First Right Prosecuted Patents. In addition, Zenas will promptly (but no later than [***] before the due date of submission of the applicable filings and correspondence unless otherwise mutually agreed by the Parties) provide InnoCare with drafts of all proposed material filings and correspondence to any patent authorities with respect to Zenas First Right Prosecuted Patents for InnoCare’s review and comment prior to the submission of such proposed filings and correspondence; provided that InnoCare shall provide such comments within [***]

(or a shorter period reasonably designated by Zenas if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondence from Zenas. [***]. Zenas will notify InnoCare of any decision to cease prosecution or maintenance of any Zenas First Right Prosecuted Patent in any country, in which case Zenas will provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Zenas First Right Prosecuted Patent. In such event, Zenas shall permit InnoCare, at its discretion and expense, to continue prosecution or maintenance of such Zenas First Right Prosecuted Patent in such country.

10.2.2

InnoCare Prosecuted Patents.  As between the Parties, InnoCare will have, at its costs and expenses the first right, but not the obligation, to file, prosecute and maintain all (a) [***], in the GCSA [***]; and (b) [***], in the GCSA (all such Patent Rights, collectively, the “InnoCare First Right Prosecuted Patents”). As between the Parties, InnoCare will have, at its costs and expenses, the sole right, but not the obligation, to file, prosecute and maintain all [***] in the GCSA (all such Patent Rights, collectively, the “InnoCare Sole Right Prosecuted Patents”). InnoCare will keep Zenas reasonably informed of the status of InnoCare First Right Prosecuted Patents, and will promptly provide Zenas with material correspondence received from any patent authorities in connection with InnoCare First Right Prosecuted Patents. In addition, InnoCare will promptly (but no later than [***] before the due date of submission of the applicable filings and correspondence unless otherwise mutually agreed by the Parties) provide Zenas with drafts of all proposed material filings and correspondence to any patent authorities with respect to InnoCare First Right Prosecuted Patents for Zenas’s review and comment prior to the submission of such proposed filings and correspondence; provided that Zenas shall provide such comments within [***] (or a shorter period reasonably designated by InnoCare if [***] is not practicable given the filing deadline) of receiving the draft filings and correspondence from InnoCare. [***]. InnoCare will notify Zenas of any decision to cease prosecution or maintenance of any InnoCare First Right Prosecuted Patent in any country, in which case InnoCare will provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such InnoCare First Right Prosecuted Patent. In such event, InnoCare shall permit Zenas, at its discretion and expense, to continue prosecution or maintenance of such InnoCare First Right Prosecuted Patent in such country.

10.2.3

Coordination on Patent Filings.  The Parties shall coordinate on the timing, scope and other strategic considerations on Arising IP including, but not limited to, Arising IP based on clinical trials conducted or planned to be conducted in their Respective Territories. Each Party shall promptly disclose to the other Party its plan for such patent filing in accordance with Section 10.1.2 (Disclosure and Assignment Obligations). The Parties shall use good faith efforts to discuss any such patent filing. Any such patent filing shall be prosecuted and maintained in accordance with Sections 10.2.1 (Zenas Prosecuted Patents) and 10.2.2 (InnoCare Prosecuted Patents). With respect to the InnoCare Patent Rights, Joint Patents or Zenas Patent Rights that relate to more than one Program, the Parties will discuss in good faith and agree upon the Parties’ rights with respect to filing, prosecution and maintenance.

10.2.4

Cooperation.  Each Party will provide the other Party, at the other Party’s request and expense, all reasonable assistance and cooperation in the patent prosecution and maintenance efforts under this Section 10.2 (Prosecution and Maintenance), including providing any necessary powers of attorney and access to relevant persons and executing all required documentation for such prosecution.

10.3	Patent Enforcement.
10.3.1

Notification.  Each Party will promptly notify the other Party of any infringement by a Third Party of any of the Joint Patents, InnoCare Patent Rights or Zenas Patent Rights in the Licensed Field in the Zenas Territory or in the InnoCare Field in the InnoCare Territory of which it becomes aware, including (i) any such alleged existing or threatened infringement on account of a Third Party’s Exploitation of any Licensed Product in the Field, (ii) any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions, and (iii) any request for declaratory judgment, opposition, nullity action, interference, inter-partes reexamination, inter-partes review, post-grant review, derivation proceeding, or similar action alleging the invalidity, unenforceability or non-infringement of any of the InnoCare Patent Rights or Zenas Patent Rights (clauses (i) through (iii), collectively, “Third Party Competitive Infringement”).

10.3.2

Zenas Prosecuted Patents.  As between the Parties, Zenas will have the first right, but not the obligation, to bring (or defend) and control any legal action (“Enforcement Action”) against any Third Party engaged in any Third Party Competitive Infringement with respect to any Zenas First Right Prosecuted Patents at its expense as it reasonably determines appropriate (including deciding on any litigation strategy), including (a) if appropriate, naming InnoCare as a party in suit and (b) deciding which Zenas First Right Prosecuted Patents will be enforced or defended in such a legal action and how such enforcement or defenses shall be pursued, by counsel of its own choice that is reasonably acceptable to InnoCare. If Zenas does not commence or defend an Enforcement Action to abate any Third Party Competitive Infringement of any such Zenas First Right Prosecuted Patent, within [***] of either Party providing a notice of existing or threatened Third Party Competitive Infringement under Section 10.3.1 (Notification), then after consultation with Zenas regarding its rationale for electing not to bring or defend an Enforcement Action and after reasonably considering such rationale, as between the Parties, InnoCare shall have the right to commence or defend any such Enforcement Action.

10.3.3

InnoCare Prosecuted Patents.  As between the Parties, InnoCare will have the first right, but not the obligation, to bring (or defend) and control any Enforcement Action against any Third Party engaged in any Third Party Competitive Infringement with respect to any InnoCare First Right Prosecuted Patents at its expense as it reasonably determines appropriate (including deciding on any litigation strategy), including (a) if appropriate, naming Zenas as a party in suit and (b) deciding which InnoCare First Right Prosecuted Patents will be enforced or defended in such a legal action and how such enforcement or defenses shall be pursued, by counsel of its own choice that is reasonably acceptable to Zenas. If InnoCare does not commence or defend an Enforcement Action to abate any Third Party Competitive Infringement of any such InnoCare First Right Prosecuted Patent, within [***] of either Party providing a notice of existing or threatened Third Party Competitive Infringement under Section 10.3.1 (Notification), then after consultation with InnoCare regarding its rationale for electing not to bring or defend an Enforcement Action and after reasonably considering such rationale, as between the Parties, Zenas shall have the right to commence or defend any such Enforcement Action. As between the Parties, InnoCare shall have the sole right, but not the obligation, to bring (or defend) and control an Enforcement Action against any Third Party engaged in any Third Party Competitive Infringement of any InnoCare Sole Right Prosecuted Patents by counsel of its own choice at its cost.

10.3.4	Cooperation. Each Party shall provide to the Party bringing an Enforcement Action in connection with Third Party Competitive Infringement under Section 10.3.2

(Zenas Prosecuted Patents) or Section 10.3.3 (InnoCare Prosecuted Patents) (the “Enforcing Party”) reasonable assistance in any such action, at such Enforcing Party’s request and expense, including to be named in such action if required by Applicable Laws to pursue such action. The Enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of material papers to the competent court. The other Party shall be entitled to separate representation in such matter by counsel of its own choice and at its expense, but such Party shall at all times cooperate reasonably with the Enforcing Party. The Enforcing Party shall not enter into any settlement or compromise of any action under Section 10.3.2 (Zenas Prosecuted Patents) or Section 10.3.3 (InnoCare Prosecuted Patents) which would in any manner materially alter, diminish, or be in derogation of the other Party’s rights under this Agreement, including by adversely affecting the Licensed Products in the other Party’s Field and Respective Territory, without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.

10.3.5

Recoveries.  Any recoveries resulting from an action relating to a claim of Third Party Competitive Infringement brought under Section 10.3.2 (Zenas Prosecuted Patents) or Section 10.3.3 (InnoCare Prosecuted Patents) shall be first applied proportionally against payment of each Party’s costs and expenses in connection therewith, and any remainder will be [***].

10.3.6

Other Infringement.  As between the Parties, InnoCare shall have the sole right, but not the obligation, to bring and control, at its own cost and expense, any legal action in connection with any infringement of any InnoCare Patent Right that is not a Third Party Competitive Infringement, and shall solely retain all recoveries resulting from such legal action. As between the Parties, Zenas shall have the sole right, but not the obligation, to bring and control, at its own cost and expense, any legal action in connection with any infringement of any Zenas Patent Right that is not a Third Party Competitive Infringement, and shall solely retain all recoveries resulting from such legal action.

10.4	Defense.
10.4.1

Notification.  Each Party shall promptly notify the other Party in writing after becoming aware of any claim alleging that the Development, Manufacture, or Commercialization of any Licensed Compound or Licensed Product infringes, misappropriates, or otherwise violates any Patent Rights, Know-How, or other Intellectual Property Rights of any Third Party (“Infringement Claim”). In any such instance, the Parties shall as soon as practicable thereafter discuss in good faith the best response to such notice. Without limiting the foregoing, each Party shall, within [***] after such Party’s receipt thereof, provide the other Party with copies of all notices received by such Party relating to any Infringement Claim.

10.4.2

Defense Action. As between the Parties, each Party shall have the sole right, but not the obligation, to defend, settle, or otherwise take actions with respect to, any Infringement Claim arising from such Party’s, its Affiliates’ or (Sub)licensees’ activities; provided, that neither Party shall agree to any settlement, consent to judgment or other voluntary final disposition in connection with such defense action without the other Party’s consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement, consent to judgment or other voluntary final disposition would [***]. The defending Party shall keep the other Party reasonably informed on the status of such defense action, and the other Party shall, at defending Party’s expense, (a) provide reasonable support to defending Party upon the defending Party’s reasonable request; and (b) have the right, but not the obligation, to participate or be separately represented in such defense action at its sole option and expense.

10.5

Defense of Patents.  In the event that a Party receives notice of any claim alleging the invalidity or unenforceability of any InnoCare Patent Right, Zenas Patent Right or Joint Patent, such Party shall bring such claim to the attention of the other Party, including all relevant information related to such claim. The Parties shall discuss such claim. Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding or a declaratory judgement action, then the provisions of Section 10.2 (Prosecution and Maintenance) shall apply; provided, however, that if a Party wishes to bring an infringement claim to enforce the applicable Patent Right, then the provisions of Section 10.3 (Patent Enforcement) shall apply. Where such allegation is made in a counterclaim to an enforcement action brought under Section 10.3 (Patent Enforcement), then the provisions of Section 10.3 (Patent Enforcement) shall apply. Each Party shall provide to the Party defending any such rights under this Section 10.5 (Defense of Patents) all reasonable assistance in such enforcement, at such defending Party’s request and expense. With respect to any Zenas First Right Prosecuted Patent or InnoCare First Right Prosecuted Patent, (a) the defending Party shall keep the other Party reasonably informed of the status and progress of such efforts and shall reasonably consider the other Party’s comments on any such efforts; and (b) [***].

10.6	Patent Term Extension and Patent Listings.
10.6.1

IL-17 Program and TYK2 Program.  With respect to the IL-17 Program and the TYK2 Program, as between the Parties, Zenas shall have the sole right to select any patent(s) to apply for patent term extension or equivalent thereof in each country within Zenas Territory (without giving effect to any field-limitation thereof) and make all filings with Regulatory Authorities in the Zenas Territory (without giving effect to any field-limitation thereof) with respect to the Zenas First Right Prosecuted Patents, including as required or allowed (a) in the United States, in the FDA’s Orange Book or Purple Book and (b) in the European Union, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. InnoCare shall, at Zenas’s cost (i) provide Zenas a correct and complete list of all Zenas First Right Prosecuted Patents and other information necessary or reasonably useful to enable Zenas to apply for such patent term extension or equivalent thereof and make such filings with Regulatory Authorities and (ii) cooperate with Zenas’s reasonable requests in connection therewith, including executing any documents, meeting any submission deadlines, in each case (i) and (ii), to the extent required or permitted by Applicable Law. This Section 10.6.1 (IL-17 Program and TYK2 Program) shall apply, mutatis mutandis, to InnoCare’s sole right to the IL-17 Program in the InnoCare Territory.

10.6.2

Orelabrutinib Program.  With respect to the Orelabrutinib Program, the Parties shall discuss in good faith and cooperate to determine and agree upon the appropriate strategy for seeking patent term extensions, supplementary protection certificates, and similar rights, as well as for the listing of patents (including as required or allowed in the FDA’s Orange Book or equivalent foreign registers), with respect to any Patent Right [***] Covering the Licensed Products; provided that [***].

10.7

Further Assurances.  If requested by either Party, the other Party shall execute without delay such formal licenses, assignments, or powers of attorney as may be necessary or appropriate for registration with patent offices and other relevant authorities of the rights granted under this Agreement. In the event of any conflict in meaning between any such license, assignment or power of attorney and the provisions of this Agreement, the provisions of this Agreement shall prevail wherever possible.

10.8

Common Interest Agreement.  All non-public information exchanged between the Parties or between a Party’s outside patent counsel and the other Party regarding the preparation, filing, prosecution, maintenance, defence and enforcement of the InnoCare Patent Rights, Zenas Patent Rights, Joint Patents, or otherwise related to any Licensed Compound or any Licensed Product, and all shared information regarding analyses or opinions of Third Party Patent Rights or Know-How, shall be deemed Confidential Information. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning any such Patent Rights, Know-How or Confidential Information, including privilege under the common interest doctrine and similar or related doctrines. In furtherance of the foregoing, if the Parties agree that a separate agreement memorializing this understanding would be advantageous, the Parties shall negotiate and enter into a common interest agreement reflecting this understanding or any other common interest agreement as the Parties may mutually agree, including with respect to any product liability for a Licensed Product.

10.9

CREATE Act.  Notwithstanding anything to the contrary in this Article 10 (Intellectual Property), neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Article 10 (Intellectual Property) without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

11.	Confidential Information
11.1	Confidentiality Obligations. During the Term and for [***] thereafter, except as provided in this Article 11 (Confidential Information), each Receiving Party shall:
11.1.1	keep the Confidential Information of the Disclosing Party secret and confidential at all times, subject to the terms and conditions of this Agreement;
11.1.2	not disclose or permit the disclosure of any Confidential Information of the Disclosing Party, in whole, in part, or in summary, to any person, except as expressly permitted by this Agreement;
11.1.3

implement and maintain commercially reasonable security measures designed to prevent the unauthorized, accidental or unlawful disclosure, access, acquisition, encryption, use, loss, destruction or use of any of the Confidential Information of the Disclosing Party in the possession, custody or control of the Receiving Party;

11.1.4

not use the Confidential Information of the Disclosing Party or permit it to be used, in whole or in part, for any purpose other than performance of the obligations and enjoyment of the rights granted under this Agreement; and

11.1.5

inform the Disclosing Party promptly in writing without undue delay if it becomes aware of the unauthorized, accidental or unlawful disclosure, access, acquisition, encryption, loss, destruction or use of any of the Confidential Information of the Disclosing Party by a Third Party, and to provide reasonable assistance in relation to such unauthorized, accidental or unlawful disclosure, access, acquisition, encryption, loss, destruction or use that the Disclosing Party may reasonably require.

11.2	Exceptions. Information of a Disclosing Party will not be considered Confidential Information to the extent that the Receiving Party can prove by means of reasonable written evidence:
11.2.1	[***];
11.2.2	[***];
11.2.3	[***]; or
11.2.4	[***];

[***].

11.3

Disclosure Required by Law.  The Receiving Party will not be in breach of its obligations under this Agreement to the extent that it is required to disclose Confidential Information of the Disclosing Party by Applicable Law (provided, that in the case of a disclosure under any freedom of information legislation, that the exemptions under that legislation do not apply) or order of a court or other public body or Regulatory Authority that has jurisdiction over it (including applicable national securities exchange regulations or listing requirements); provided, that to the extent reasonably possible before making such a disclosure, the Receiving Party shall, to the extent it is legally permitted to do so:

11.3.1	[***];
11.3.2	[***];
11.3.3	[***]; and
11.3.4	[***].
11.4

Permitted Disclosure.  Notwithstanding the obligations set forth in Section 11.1 (Confidentiality Obligations), a Receiving Party may use or disclose the Disclosing Party’s Confidential Information (including this Agreement and the terms herein) to the extent such disclosure is reasonably necessary in the following situations:

11.4.1	[***]; and
11.4.2	[***].
11.5

Public Announcement.  Except as set forth in Section 11.8 (Press Release), neither Party shall make, nor permit any person to make, any public announcement, whether oral or written, concerning this Agreement that is not previously disclosed or otherwise in the public domain, or make any use of the name, symbol, trade mark, trade name or logo of the other Party or its Affiliates without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, subject to Section 11.6.1 (Clinical Trials), [***].

11.6	Publications.
11.6.1

Clinical Trials.  Each Party shall have the right to, upon reasonable prior notice to the other Party, (a) publish the Results or summaries of Results of all clinical trials or other studies sponsored by such Party and conducted with respect to the Licensed Products and the protocols of such clinical trials on www.ClinicalTrials.gov or other similar registry and in each case publish the Results, summaries, and protocols of such clinical trials or studies on such other websites and repositories and at scientific congresses and in a peer-reviewed journal within such timeframes as required by Applicable Law or such Party’s or its Affiliates’ standard operating procedures, irrespective of the outcome of such clinical trials or studies; and (b) publish the status of the Licensed Compounds or Licensed Products in its Field in its Respective Territory. Each such publication or disclosure made in accordance with this Section 11.6.1 (Clinical Trials) shall not be a breach of the confidentiality obligations provided in this Article 11 (Confidential Information). This Section shall not override Section 11.5 (Public Announcement) when either Party intends to make press releases or other public communications concerning this Agreement that are required to be made by Applicable Law, judicial order or stock exchange or quotation system rule. Any disclosure made under this Section 11.6.1 (Clinical Trials) that includes any Confidential Information of the other Party (excluding any information that falls under the exceptions of Section 11.2 (Exceptions) and except as otherwise set forth in Section 11.4 (Permitted Disclosure)) shall be subject to the provisions set forth in Section 11.6.2 (Other Publications).

11.6.2

Other Publications.  Each Party shall disclose to the other Party any and all intended publications or presentations in respect of Licensed Compounds and Licensed Products that includes the other Party’s Confidential Information at least [***] prior to any submission or other public disclosure of such publication or presentation (or [***] prior to the intended submission of any abstracts, posters or oral presentations). Each Party will comply with the other Party’s request to delete such other Party’s Confidential Information in any such intended publications or presentations. If the other Party determines that the publication contains patentable subject matter which is owned by such other Party, the publishing Party agrees to postpone publication or presentation of such presentation for an additional [***] to permit the filing of a patent application.

11.7

Use of Name. Neither Party shall use the name of the other Party in any public disclosure, publicity or advertising involving the existence of this Agreement or its subject matter without the prior written approval of the other Party, unless otherwise permitted under this Article 11 (Confidential Information). The restrictions imposed by this Section 11.7 (Use of Name) shall not prohibit [***].

11.8

Press Release.  The Parties have agreed on a joint press release announcing this Agreement to be issued by the Parties on the Effective Date or such date and time as may be agreed by the Parties, which is attached as Schedule 11.8 (Press Release). No other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in Section 11.3 (Disclosure Required by Law), Section 11.4 (Permitted Disclosure), Section 11.5 (Public Announcement), Section 11.6 (Publications) or Section 11.7 (Use of Name).

11.9	Subsequent Disclosures. Once information under this Agreement has been publicly disclosed in accordance with this Article 11 (Confidential Information), subsequent public disclosures [***].
11.10

Equitable Relief.  Given the nature of the Confidential Information and the competitive damage that may result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of Article 11 (Confidential Information). In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 11 (Confidential Information).

12.	Representations and Warranties
12.1	Mutual Representations and Warranties. Zenas and InnoCare each represents and warrants to the other, as of the Effective Date, as follows:
12.1.1

Organization.  It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

12.1.2

Authorization.  The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (a) in any material respect, any agreement to which such Party is bound, (b) any (assuming compliance with antitrust laws) requirement of any Applicable Law, or (c) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

12.1.3

Binding Agreement.  The Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

12.1.4	No Conflicts. Neither such Party nor any of its Affiliate is under any obligation, contractual or otherwise, to any person that conflicts with the terms of this Agreement.
12.1.5	Necessary Rights. Each Party has all the necessary rights, title and interest to grant the licenses hereunder.
12.1.6

No Debarment.  Neither Party nor any of its Affiliates (a) has ever been debarred or subject to debarment or has received notice from the FDA of an intent to debar or has been convicted of a crime for which an entity or person could be debarred under 21 U.S.C. §335a; (b) has ever been under indictment for a crime for which a person or entity could be debarred under 21 U.S.C. §335a; or (c) or any of its personnel has been disqualified or is subject of a notice to disqualify as an investigator.

12.2	Additional Representations and Warranties by InnoCare. InnoCare further represents and warrants to Zenas, as of the Effective Date, as follows:
12.2.1

InnoCare Patent Rights.  (a) All InnoCare Patent Rights in existence as of the Effective Date are listed in Schedule 1.1.58 (InnoCare Patent Rights), (b) all such listed InnoCare Patent Rights have been and are being prosecuted and maintained diligently in the respective patent offices or other applicable governmental authorities in accordance with Applicable Law and InnoCare or its Affiliates are not in arrears with respect to any applicable fees in connection therewith, (c) all inventor assignments with respect to inventions claimed or described in the InnoCare Patent Rights have been executed as necessary at each respective patent offices or applicable governmental authorities in accordance with Applicable Laws, and (d) all issued InnoCare Patent Rights set forth on Schedule 1.1.58 (InnoCare Patent Rights) as of the Effective Date are, to InnoCare’s Knowledge, valid and enforceable.

12.2.2

No Claims.  There are no existing or pending claims, judgments or settlements against InnoCare, or to InnoCare’s Knowledge, threatened that invalidate or seek to invalidate any InnoCare Patent Rights. There are no existing or pending claims, judgments or settlements against InnoCare, or to InnoCare’s Knowledge, threatened that InnoCare’s Development, Manufacture, Commercialization or other Exploitation of Licensed Compounds and Licensed Products or the use or practice of the InnoCare Know-How and InnoCare Patent Rights therefor has, does or would infringe, violate or misappropriate the rights of any Third Party, including any Third Party Intellectual Property Rights. To InnoCare’s Knowledge, use of the InnoCare Know-How and InnoCare Patent Rights by Zenas in accordance with the terms of this Agreement for the Development, Manufacturing or Commercialization or other Exploitation of Licensed Compounds and Licensed Products (as single agent and not Combination Products) in the applicable Licensed Field does not infringe on, misappropriate or violate the rights of any Third Party, including any Third Party Intellectual Property Rights.

12.2.3

No Assignment.  InnoCare has not granted any right, license or interest in or to the InnoCare IP or other assets associated with the InnoCare IP that is inconsistent with the licenses and rights granted to Zenas under this Agreement.

12.2.4

Ownership.  InnoCare, together with its Affiliates, is the sole and exclusive owner of the InnoCare IP (other than immaterial Intellectual Property Rights included therein that are non-exclusively in-licensed by InnoCare or its Affiliates under confidentiality agreements, material transfer agreements, consulting agreements, clinical trial agreements, or other vendor or services agreements), and, in each case, has the ability to grant to Zenas the licenses and rights granted to Zenas under this Agreement, and such ownership is free and clear of all encumbrances, security interests, options and licenses, except for non-exclusive licenses and rights granted in the ordinary course of business to contract research organizations or other contractors for contracted services. The use or practice of the InnoCare IP by Zenas for the Exploitation of the applicable Licensed Compounds and Licensed Products in the applicable Licensed Field in the applicable Zenas Territory as contemplated by this Agreement is not subject to any existing royalty or other payment obligations to any Third Party under any agreement or understanding entered into by InnoCare or its Affiliates.

12.2.5

Completeness.  The InnoCare IP hereunder includes all of the Intellectual Property Rights owned or in-licensed by InnoCare or its Affiliates that are necessary or useful, for the Development, Manufacture and Commercialization or other Exploitation of the Licensed Compounds or Licensed Products in the Licensed Field in the Zenas Territory.

12.2.6

No Litigation.  There is no claim, action, suit, proceeding, complaint or investigation pending before any court or administrative office or agency or, to InnoCare’s Knowledge, currently threatened against InnoCare or any of its Affiliates, with respect to any of the InnoCare IP.

12.2.7

No Third Party Infringement.  InnoCare has not initiated or been involved in any proceedings or claims in which InnoCare alleges that any Third Party is or was infringing or misappropriating any InnoCare IP nor have any such proceedings been threatened in writing by InnoCare. To InnoCare’s Knowledge, no person or entity is infringing or threatening to infringe or misappropriating or threatening to misappropriate any of the InnoCare IP.

12.2.8

Assignment by Employees, Agents and Consultants.  All employees and agents of, and consultants to, InnoCare who have been or are involved in the Exploitation of the Licensed Compounds and Licensed Products in the Licensed Field are obligated to assign to InnoCare their rights in and to any inventions arising out of their work at InnoCare either pursuant to written agreement or by operation of law.

12.2.9

Public or Philanthropic Funding.  None of the InnoCare IP were supported in whole or in part by funding or grants by any governmental agency or philanthropic or charitable organization in any manner that would impose an obligation on Zenas, its Affiliates or any Sublicensee hereunder.

12.2.10

Disclosure.  InnoCare has made available to Zenas all material information in its possession and Control relating to the Licensed Compounds that Zenas has requested InnoCare, in writing, to provide and all such written information provided to Zenas are true and correct in all material respects. InnoCare has not disclosed, failed to disclose, or caused to be disclosed, any materials or other information that would reasonably be expected to cause the materials and other information that have been disclosed to be misleading in any material respect.

12.2.11	Confidentiality. InnoCare has used Commercially Reasonable Efforts to protect the confidentiality of those parts of the InnoCare IP that constitute confidential or proprietary information of InnoCare.
12.2.12	[***]
12.2.13

No Third Party Rights.  No Third Party has any right, title or interest to any Licensed Compounds or Licensed Products that conflicts with the rights and licenses granted to Zenas hereunder, or would render any Patent Right or Know-How that would otherwise qualify as InnoCare IP to fall outside the scope of InnoCare IP under this Agreement. [***].

12.2.14

Upstream Licenses.  There is no Upstream License, other than confidentiality agreements, material transfer agreements, consulting agreements, clinical trial agreements, or other vendor or services agreements entered into by InnoCare or its Affiliates under which certain immaterial Intellectual Property Rights included in InnoCare IP are non-exclusively in-licensed by InnoCare or its Affiliates.

12.3

Product Warranties.  InnoCare further represents and warrants to Zenas that as of the date of the delivery of the Initial Supply pursuant to Section 7.1 (Initial Clinical Supply), such Initial Supply shall (a) have been Manufactured, packaged, labelled, handled, stored and shipped in accordance with, and shall conform to, the applicable product specifications (with respect to the materials with respect to which the IND Application has been filed, as reflected in the applicable IND Application); (b) have been Manufactured, packaged, labelled, handled, stored and shipped in compliance with all Applicable Laws, including GMPs, [***]; (c) have been Manufactured free of any material that would cause the Initial Supply to be adulterated or misbranded within the meaning of Applicable Laws [***]; and (d) have a shelf-life of no less than [***].

12.4	Mutual Covenant.
12.4.1

By InnoCare.  InnoCare will not, and will cause its Affiliates not to, incur or permit to exist any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other obligation with respect to the InnoCare IP which is or would be inconsistent with the terms and conditions of, including the grant of rights to Zenas under, this Agreement, nor shall InnoCare assign its right, title or interest in or to any of InnoCare IP to any Third Party, unless assignment is subject to the licenses and other rights granted to Zenas under this Agreement.

12.4.2

By Zenas.  Zenas will not, and will cause its Affiliates not to, incur or permit to exist any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other obligation with respect to the Zenas IP which is or would be inconsistent with the terms and conditions of, including the grant of rights to InnoCare under, this Agreement, nor shall Zenas assign its right, title or interest in or to any of Zenas IP to any Third Party, unless assignment is subject to the licenses and other rights granted to InnoCare under this Agreement.

12.5

Debarment.  If, during the Term, a Party has reason to believe that it or any of its employees, officers, independent contractors, consultants or agents rendering services relating to the Licensed Compounds and Licensed Products: (a) is or will be debarred or convicted of a crime for which a person could be debarred under 21 U.S.C. §335a; (b) is or will be under indictment for a crime for which a person could be debarred under 21 U.S.C. §335a; or (c) has committed a wrongful act for which FDA would have grounds for invoking the Application Integrity Policy (AIP), then such Party shall immediately notify the other Party of same in writing.

12.6	Compliance with Anti-Corruption Laws. Notwithstanding anything to the contrary in the Agreement, each Party hereby covenants to each other that:
12.6.1

in connection with this Agreement, it shall comply with all applicable local, national, and international laws, regulations, and industry codes dealing with government procurement, conflicts of interest, corruption or bribery, and any local financial reporting requirements for investigator and site payments relating to anti-bribery acts, including, if applicable, the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, the Criminal Law of the PRC, as amended, and any laws enacted to implement the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Officials in International Business Transactions (collectively “Anti-Corruption Laws”);

12.6.2

it shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

12.6.3

it shall, on request by the other Party, verify in writing that to the best of such Party’s knowledge, there have been no violations of Anti-Corruption Laws by such Party or persons employed by or subcontractors used by such Party in the performance of the Agreement, or shall provide details of any exception to the foregoing; and

12.6.4

it shall maintain records (financial and otherwise) and supporting documentation related to the subject matter of the Agreement in order to document or verify compliance with the provisions of this Section 12.6 (Compliance with Anti-Corruption Laws), and upon request of the other Party, upon reasonable advance notice, shall provide a Third Party auditor mutually acceptable to the Parties with access to such records for purposes of verifying compliance with the provisions of this Section 12.6 (Compliance with Anti-Corruption Laws). Acceptance of a proposed Third Party auditor may not be unreasonably withheld or delayed by either Party. It is expressly agreed that the costs related to the Third Party auditor shall be fully paid by the Party requesting the audit, and that any auditing activities may not unduly interfere with the normal business operations of Party subject to such auditing activities. The audited Party may require the Third Party auditor to enter into a reasonable confidentiality agreement in connection with such an audit.

12.7	Data Privacy and Security.
12.7.1

General.  With respect to Personal Data Processed in each Party’s respective possession, custody or control as part of such Party’s performance of this Agreement, including the conduct of the Exploitation, Development and Manufacturing activities contemplated under the Agreement, and the preparation and transmission of Personal Data from one Party to the other Party, each Party shall:

12.7.1.1	comply with its respective obligations under applicable Data Protection Laws.
12.7.1.2

at all times during the Term, act in a manner such that it is not subject to any prohibition or restriction which shall (i) prevent or restrict it from disclosing or transferring the Personal Data to the other Party, as may be required under this Agreement; or (ii) prevent or restrict it from Processing the Personal Data as envisaged under this Agreement. If either Party becomes aware of any circumstances which it believes, acting reasonably, may give rise to such a prohibition or restriction, it shall promptly notify the other Party of the same and take commercially reasonable steps, including following the other Party’s reasonable instructions, to ensure that it does not impact its performance of its obligations under Agreement.

12.7.1.3

as required by its respective obligations under applicable Data Protection Laws and under this Agreement, at all times during the Term, provide all notices and obtain all consents that are sufficient in scope to enable the other Party to Process the Personal Data as required in order to (i) comply with its obligations under this Agreement and Applicable Laws; and (ii) obtain the benefit of its rights and fulfil its obligations under this Agreement (including the transfer of all applicable Personal Data);

12.7.1.4

implement and maintain commercially reasonable administrative, technical, and physical safeguards designed to (i) maintain the security and privacy of the Personal Data; and (ii) protect against reasonably anticipated threats or hazards to the security, privacy, availability and/or integrity of the Personal Data and to fulfil any related reporting obligations that may be imposed by Applicable Laws;

12.7.1.5

notify the other Party promptly in writing and without undue delay following receipt of any written correspondence from: (i) a governmental authority in relation to the Processing of Personal Data related to this Agreement, or (ii) a data subject exercising their rights under applicable Data Protection Laws such as to access, rectify or delete their Personal Data in relation to the Personal Data Processed under this Agreement to the extent such Personal Data was or is reasonably expected by such Party to be shared by, or with the other Party; and

12.7.1.6	reasonably cooperate with the other Party to enable the other Party to fulfil its obligations, as applicable, under applicable Data Protection Laws.

12.7.2

Joint Controllership.  If, and to the extent that, the Parties jointly determine the purposes and means of Processing Personal Data under this Agreement, and applicable Data Protection Laws recognize the concept of Joint Controllers, prior to Processing any such Personal Data under this Agreement, the Parties shall negotiate in good faith to enter in an arrangement or addendum to this Agreement that details their respective obligations under Data Protection Laws as applicable to such Personal Data.

12.7.3

Data Breach.  With respect to Personal Data Processed under the Agreement in its possession, custody or control, each Party shall notify the other Party promptly and without undue delay upon learning of any (i) unauthorized access to, or acquisition, disclosure or other Processing of such Personal Data; or (ii) other event or circumstance that constitutes a “personal data breach” or similar term as defined under applicable Data Protection Laws (collectively, a “Data Breach”). The Party that experienced the Data Breach shall promptly investigate each Data Breach that it becomes aware of or has reason to suspect may have occurred and shall provide commercially reasonable levels of access and information to the other Party as reasonably requested, in writing, by the other Party. The Parties shall reasonably cooperate in identifying any reasonable steps that should be implemented to limit or stop a Data Breach including, in so far as required by Applicable Law, fulfilment of related reporting obligations to governmental authorities.

12.7.4

Compliance with Applicable Data Protection Laws.  In the event either Party reasonably determines that applicable Data Protection Laws require the Parties to execute any additional documents or agreements, the Parties shall negotiate in good faith to execute and implement such documents or agreements, including a cross-border data transfer agreement, a transfer impact assessment, a data protection addendum and/or data protection impact assessment.

12.8

DISCLAIMER.  EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 12 (REPRESENTATIONS AND WARRANTIES) OR ELSEWHERE IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 12 (REPRESENTATIONS AND WARRANTIES), EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

13.	Liability
13.1	No Limitation on Certain Liabilities. Nothing in this Agreement shall exclude or limit, or purport to exclude or limit, a Party’s liability in the case of:
13.1.1	Breach of [***] Article 11 (Confidential Information);
13.1.2	fraud or fraudulent misrepresentation;
13.1.3	death or personal injury resulting from its gross negligence; or
13.1.4	any other matter in respect of which it would be unlawful to exclude or restrict liability.

13.2

Limitation of Liabilities.  Subject to Section 13.1 (No Limitation on Certain Liabilities), neither Party nor any of its Affiliates shall be liable in contract, tort, negligence, breach of statutory duty or otherwise to the other Party for any consequential, incidental, special, punitive, exemplary or indirect loss or damage, loss of profits, loss of business or loss of goodwill arising out of this Agreement, except to the extent any such losses or damages are required to be paid as part of a Claim for which either Party provides indemnification under Section 13.3 (Indemnification).

13.3	Indemnification.
13.3.1

By Zenas.  Zenas shall indemnify, defend, and hold harmless InnoCare and its Affiliates and their respective officers, directors, employees and agents (the “InnoCare Indemnitees”), from and against any and all losses, liability, damages, costs, infringement, or expenses of any kind or nature (including reasonable attorneys’ fees, expert witness fees, and court costs) payable to any Third Party (“Losses”) arising with respect to any claims, suits, demands, judgments or causes of action (collectively, “Claims”) brought against a InnoCare Indemnitee by a Third Party arising out of [***].

13.3.2

By InnoCare.  InnoCare shall indemnify, defend, and hold harmless Zenas and its Affiliates and their respective officers, directors, employees and agents (the “Zenas Indemnitees”), from and against all Losses arising with respect to Claims brought against a Zenas Indemnitee by a Third Party arising out of [***].

13.3.3

Definitions.  For the purposes of this Agreement, the term “Indemnitee” shall refer to an InnoCare Indemnitee or a Zenas Indemnitee, as applicable. The indemnifying party under this Agreement shall be referred to as, the “Indemnifying Party”.

13.4

Indemnification Procedure.  Where an Indemnitee seeks indemnification pursuant to Section 13.3 (Indemnification), the Indemnitee shall provide prompt written notice to the Indemnifying Party of the assertion or commencement of any such Claim; provided, however, that failure by an Indemnitee to give notice of a Claim as provided in this Section 13.4 (Indemnification Procedure) will not relieve the Indemnifying Party of its indemnification obligation under this Agreement, except and only to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice. The Indemnifying Party shall have the right to assume the defence of any such claim and shall not be liable for settlement of any claim effected without its written consent. The Indemnitee shall provide all assistance and information reasonably required by the Indemnifying Party, at such Indemnifying Party’s sole expense. The Indemnitee shall:

13.4.1

not agree to any settlement of such Claim, make any admission of liability, conclude any agreement in relation to such liability or make any compromise with any person, body or authority in relation to such liability without the prior written consent of the Indemnifying Party; and

13.4.2	have the right to participate in (but not control) the defence of a claim and to retain its own counsel in connection with such claim at its own expense.

Each Indemnitee will take and will procure that its Affiliates and its and their Sublicensees or (sub)licensees take all such reasonable steps and actions as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under Section 13.3 (Indemnification).

13.5	Insurance. Each Party shall obtain and maintain such types and amounts of insurance as is normal and customary for it to cover its activities under this Agreement, and will upon request by the other Party, provide the other Party with a certificate of insurance in that regard, along with any amendments and revisions thereto. Each Party will maintain such insurance coverage during the Term and for a period of [***] thereafter. Each Party will be provided at least [***] prior written notice of any cancellation or material decrease in the other Party’s insurance coverage limits described above.

14.	Term and Termination
14.1

Term. The term of this Agreement shall commence on the Effective Date and shall continue on a country-by-country basis until the expiration of each Royalty Term in each country (unless earlier terminated in accordance with Section 14.2 (Termination) or by operation of law) (“Term”). Upon expiry of the Royalty Term in respect of a country and a Licensed Product in the Zenas Territory, all licenses granted to Zenas hereunder in respect of such Licensed Product and such country shall become perpetual, irrevocable, and fully paid in the Licensed Field.

14.2	Termination.
14.2.1

Termination for Material Breach.  Either Party may terminate this Agreement at any time by notice in writing to the other Party, such notice to take effect [***] from receipt of such notice if such other Party is in material breach of this Agreement; provided, however, that if the material breach is only with respect to one (1) Program, then the terminating Party may only terminate this Agreement with respect to such Program (including all Licensed Compounds and all Licensed Products with respect to such Program). Such termination will not be effective if the breaching Party promptly commences actions to cure such breach and thereafter diligently continues such actions and cures such breach by the end of such [***] period after such notice. If an allegedly breaching Party disputes the existence or materiality of such material breach or the cure of such breach in good faith, then the cure period set forth in this Section 14.2.1 (Termination for Material Breach) shall be tolled during the period that the alleged material breach is being disputed in accordance with Sections 15.1 (Disputes) through 15.3 (Long Form Arbitration) of this Agreement, until the dispute is finally resolved. From the date that the dispute has been finally resolved the cure period shall resume.

14.2.2	Termination for Insolvency or Cessation of Business. To the extent permitted by Applicable Law, either Party may terminate this Agreement in its entirety immediately upon written notice if:
14.2.2.1	the other Party becomes insolvent, or is unable to pay its debts as they mature;
14.2.2.2	an order is made, or a resolution is passed for the winding up of such other Party (other than voluntarily for the purpose of solvent amalgamation or reconstruction);
14.2.2.3

a liquidator, administrator, administrative receiver, receiver, or trustee is appointed in respect of the whole or any part of such other Party’s assets or business, which appointment is not discharged within [***] thereafter; or

14.2.2.4

the other Party seeks relief or if proceedings are commenced against the other Party, or on its behalf, under any bankruptcy, insolvency or debtors’ relief law and those proceedings have not been vacated or set aside within [***] after the commencement of those proceedings.

14.2.3

Termination for Abandonment.  With respect to each Program, if Zenas or its Affiliates or its Sublicensees do not conduct or have conducted any material Development or Commercialization activities with respect to any Licensed Product for such Program in the Licensed Field in the Zenas Territory for a continuous period of longer than [***] at any time during the Term (such cessation of activities for such period of time, the “Cessation”), then InnoCare may, at its election, terminate this Agreement with respect to such Program in accordance with the remainder of this Section 14.2.3 (Termination for Abandonment). Notwithstanding the foregoing, if [***], then InnoCare shall not have the right to terminate this Agreement under this Section 14.2.3 (Termination for Abandonment) as a result thereof. Within [***] following the receipt of notice from InnoCare regarding the existence of a Cessation, the Parties shall meet to discuss the nature and circumstances surrounding such Cessation. Zenas shall have [***] from such meeting date to cure such Cessation. If Zenas resumes material Development or Commercialization (as applicable) within such [***] period, then InnoCare will not have the right to terminate this Agreement under this Section 14.2.3; otherwise InnoCare may terminate this Agreement with respect to the Program at issue upon expiration of such [***] cure period. Notwithstanding the foregoing, InnoCare’s right to terminate this Agreement and such cure period shall be tolled during the pendency of any Dispute under Section 15.3 (Long Form Arbitration) regarding the alleged Cessation.

14.2.4

Termination for Patent Challenge.  InnoCare shall have the right to terminate this Agreement in its entirety upon [***] prior written notice to Zenas if Zenas or any of its Affiliates or Sublicensees, directly or indirectly through any Third Party, commences any interference or opposition proceeding with respect to, challenges the validity or enforceability of, or opposes any extension of, or the grant of a supplementary protection certificate with respect to, any InnoCare Patent Rights (a “Patent Challenge”); provided that InnoCare will not have the right to terminate this Agreement under this Section 14.2.3 (Termination for Patent Challenge) if [***].

14.2.5

Termination for Convenience.  Zenas may terminate this Agreement in its entirety or on a Program-by-Program basis for convenience upon [***] prior written notice to InnoCare if no IND Application has been filed anywhere in the world at the time of the notice, or [***] prior written notice to InnoCare if at least one (1) IND Application has been filed in any country in the world.

14.3	Rights in Bankruptcy.
14.3.1

The Parties agree that this Agreement constitutes an executory contract under Section 365 of Title 11 of the United States Code as amended (the “Code”) for the license of “intellectual property” as defined under Section 101 of the Code and constitutes a license of “intellectual property” for purposes of any similar Applicable Laws in any other country. The Parties further agree that Zenas, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its protections, rights, and elections under the Code, including under Section 365(n) of the Code, and any similar Applicable Laws in any other country.

14.3.2

All rights, powers, and remedies of Zenas provided for in this Article 14 (Term and Termination) are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity (including under the Code and any similar Applicable Laws in any other country). The Parties agree that they intend the following Zenas’s rights to extend to the maximum extent permitted by law, including, for purposes of the Code in the event of a bankruptcy case of InnoCare under the Code or any similar insolvency proceeding under any similar Applicable Laws, in each case subject to Zenas’s election to retain its rights as a licensee under Section 365(n) of the Code (or such similar Applicable Laws) and this Agreement, including subject to continuing payments as provided thereby or hereunder: (a) the right to a complete duplicate or access to, as appropriate, any InnoCare IP (including all embodiments thereof), or, if any such InnoCare IP (or embodiments thereof) are not already in InnoCare’s possession, any Third Party with whom InnoCare contracts to perform an obligation of InnoCare under this Agreement which is necessary for the Exploitation of the Licensed Compounds or Licensed Products in the Licensed Field; (b) the right to contract directly with any Third Party described in clause (a) to complete the contracted work; and (c) the right to cure any breach of InnoCare under any such agreement with a Third Party if InnoCare becomes incapable of curing, or refuses in writing to cure any such breach and, to the extent permitted under Section 365(n) of the Code, the right to set off or recoup the costs thereof against amounts payable to InnoCare under this Agreement. The Parties agree that this Section 14.3 (Rights in Bankruptcy) shall apply to InnoCare as if InnoCare were the licensee and Zenas were the licensor mutatis mutandis, in the event of the bankruptcy of Zenas and InnoCare and Zenas are party to a license set forth in Section 14.4.3 (Assignment of Results and License under Zenas IP).

14.3.3	Sections 14.3.1 and 14.3.2 shall apply, mutatis mutandis, to InnoCare as licensee of Zenas IP under this Agreement.
14.4

Effect of Termination.  Upon termination of this Agreement by either Party under Section 14.2 (Termination), then the following terms and conditions shall apply to each Licensed Compound and Licensed Product being terminated (“Terminated Compound” and “Terminated Product”, respectively). For clarity, (a) if this Agreement is terminated in its entirety, then the following shall apply to all Licensed Compounds and Licensed Products; and (b) if this Agreement is terminated with respect to a Program, then the following shall apply to all Licensed Compounds and Licensed Products with respect to such Program.

14.4.1

Termination of License.  Zenas and its Affiliates shall immediately cease to exercise the rights under the InnoCare IP with respect to the Terminated Compounds and Terminated Products, except that Zenas and its Affiliates shall be entitled to sell, use, or otherwise dispose of (subject to Zenas’s payment to InnoCare of royalties and other amounts due under this Agreement) any unsold or unused stocks of the Terminated Products during a period of [***] after the effective date of the termination of this Agreement.

14.4.2

Sublicenses.  All Sublicenses of the InnoCare IP with respect to the Terminated Compounds and Terminated Products shall survive any termination of this Agreement; provided, that, in each case, (a) such Sublicense was granted in accordance with Section 3.1 (Sublicenses), (b) the applicable Sublicensee is not then in material breach of its Sublicense and did not cause Zenas to breach its obligations under this Agreement, and (c) such Sublicensee agrees in writing to assume all applicable obligations of Zenas under this Agreement, taking into consideration any differences in scope or territory between this Agreement and the applicable Sublicense. Such Sublicense with respect to the Terminated Compounds and Terminated Products shall become a direct license to such Sublicensee, and in such direct license, the scope of the license grant with respect to the Terminated Compounds and Terminated Products shall be the same as the scope of such Sublicense’s Sublicense grant under the applicable Sublicense; provided that such license agreement does not impose any obligations on InnoCare that exceed or are more onerous than the obligations of InnoCare set forth in this Agreement.

14.4.3	Assignment of Results and License under Zenas IP.

14.4.3.1

Zenas-Developed Materials.  Zenas shall, at InnoCare’s request, and [***] costs and expense for logistics [***], promptly transfer and assign to InnoCare the following items with respect to the Terminated Compounds and Terminated Products, to the extent reasonably necessary or reasonably useful for the Exploitation of the Terminated Compounds and Terminated Products in the applicable Licensed Field in the Zenas Territory: [***] (collectively, the “Zenas-Developed Materials”).

14.4.3.2

Zenas Exclusive License Grant.  Upon termination, Zenas shall, at InnoCare’s request, grant to InnoCare an exclusive, royalty-bearing and worldwide license (with the right to sublicense in multiple tiers) under the Zenas IP solely for purposes of the Exploitation of the Terminated Compounds and Terminated Products as they exist as of the effective date of termination, as applicable, as well as any improvements and modifications to such Terminated Compounds and Terminated Products, in the applicable Licensed Field in the applicable Zenas Territory (the “Zenas Exclusive License Grant”).

14.4.4	[***].
14.4.5

Ongoing Development Activities.  Zenas shall, as directed by InnoCare and at [***] costs and expense [***], either (A) wind-down any ongoing Development activities of Zenas and its Affiliates and Sublicensees with respect to the Terminated Compounds and Terminated Products in a manner as directed by InnoCare, or (B) promptly transfer the responsibility and control of such Development activities to InnoCare or its designee, in either case in compliance with all Applicable Laws. In the event such Development activities are to be transferred to InnoCare or its designee, Zenas shall use Commercially Reasonable Efforts to transfer and to assist InnoCare or its designee to assume responsibility for and control of such Development activities.

14.4.6

Transfer of Inventory.  Upon InnoCare’s request, InnoCare may procure any unsold or unused stocks of the Terminated Compounds and Terminated Products from Zenas. Such stocks shall be provided at a transfer price that equals [***].

14.4.7

Termination Press Release.  In the event of termination of this Agreement for any reason and subject to the provisions of this Section 14.4.7 (Termination Press Release), the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and, except to the extent required by Applicable Law, shall not disclose such information without the prior approval of each other Party. The principles to be observed in such disclosures shall be accuracy, compliance with Applicable Laws and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.

14.5	General Effect of Expiration or Termination by either Party.
14.5.1	Accrued Rights. Expiry or termination of this Agreement will not affect any accrued rights or liabilities that either Party may have by the time termination takes effect.
14.5.2

Return of Confidential Information.  Upon any expiration or termination of this Agreement pursuant to Section 14.2 (Termination), the Receiving Party shall promptly, at the Disclosing Party’s election, either destroy or return to the Disclosing Party any documents or other materials that contain the Disclosing Party’s Confidential Information in relation to the Terminated Compounds and Terminated

Products (including all copies made, and make no further use or disclosure thereof), in each case, to the extent the Receiving Party does not retain rights to such documents and other materials under the surviving provisions of this Agreement (in the event this Agreement expires or terminates in its entirety), or is not necessary or reasonably useful for the Receiving Party to exercise its rights or perform its obligations under this Agreement after the effective date of the termination (in the event this Agreement terminates partially). The Receiving Party may, however, keep one (1) copy of the Confidential Information of the Disclosing Party solely for the purpose of enabling it to comply with the provisions of this Agreement. In addition, the Receiving Party shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such Party’s standard archiving and back-up procedures, but not for any other use or purpose. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 11.1 (Confidentiality Obligations).

14.6

Termination Not Sole Remedy.  A Party’s right of termination under this Agreement, and the exercise of any such right, shall be without prejudice to any other right or remedy (including any right to claim damages) that such Party may have in the event of a breach of contract or other default by the other Party.

14.7

Survival.  Upon expiration or termination of this Agreement for any reason, the provisions of Article 1 (Definitions and Interpretation) (solely to the extent necessary to interpret the provisions that survive the expiration or termination), Section 2.2 (License Grant to InnoCare), Section 2.3.1 (No Other License), Article 9 (Payments) (solely with respect to the amounts accrued prior to termination but not paid, or payable under Section 14.4.1 (Termination of License), and the reporting, tax, auditing and information sharing procedures associated therewith), Section 10.1 (Ownership of Arising IP), Section 10.7 (Further Assurances), Section 10.8 (Common Interest), Section 10.9 (CREATE Act), Article 11 (Confidential Information) (other than Section 11.6 (Publications), which shall not be applicable to InnoCare), Section 12.8 (Disclaimer), Article 13 (Liability) (provided that Section 13.5 (Insurance) shall survive for the time period provided therein), Section 14.3 (Rights in Bankruptcy), Section 14.4 (Effect of Termination), Section 14.5 (General Effect of Expiration or Termination by either Party), Section 14.6 (Termination Not Sole Remedy), this Section 14.7 (Survival), Article 15 (Dispute Resolution), and Article 16 (General) shall remain in force.

15.	Dispute Resolution
15.1

Disputes.  The Parties recognize that from time to time there may be disputes arising out of, relating to or in connection with the Agreement, including decisions to be made by the Parties herein or to the Parties’ respective rights or obligations hereunder (a “Dispute”). It is the desire of the Parties to establish procedures to facilitate the resolution of Disputes in an expedient manner by mutual cooperation and without resort to arbitration or litigation. To accomplish this objective, except for any matters that are subject to either Party’s final decision making authority in accordance with Section 8.7 (JSC Decisions and Actions) or matters relating to patent and trademark disputes in accordance with Section 15.10 (Patent and Trademark Disputes), the Parties agree to follow the procedures set forth in this Article 15 (Dispute Resolution) if and when a Dispute arises.

15.2

Escalation to Senior Officers.  In the event the Parties are unable to resolve a Dispute after good faith attempts to reach agreement over a [***] period, then either Party may, by written notice to the other, have such issue referred to the Senior Officers for resolution. If the Senior Officers are unable to resolve the matter within [***], or such other longer time that the Senior

Officers may otherwise agree upon, after the matter is referred to them, then either Party shall have the right to refer such issue to arbitration under Section 15.3 (Long Form Arbitration) by providing written notice thereof to the other Party, unless such issue is subject to Section 14.4.4 (Consideration), which shall be resolved under Section 15.4 (Expediated Arbitration).

15.3

Long Form Arbitration.  Unless otherwise specified under this Agreement, any Dispute that is not resolved pursuant to Section 15.2 (Escalation to Senior Officers) will be resolved solely and exclusively by binding arbitration by the International Court of Arbitration of the International Chamber of Commerce to be conducted as set forth below in this Section 15.3 (Long Form Arbitration).

15.3.1

In any proceeding under this Section 15.3 (Long Form Arbitration), there will be [***] arbitrators. [***]. The arbitrators will be neutral and independent of both Parties and all of their respective Affiliates, will have significant experience and expertise in licensing and partnering agreements in the pharmaceutical industries, will have appropriate experience with respect to the matter(s) to be arbitrated, and will have some experience in mediating or arbitrating issues relating to such agreements. In the case of any dispute involving an alleged failure to use Commercially Reasonable Efforts, each arbitrator will in addition be an individual with experience and expertise in the worldwide Development and Commercialization of pharmaceuticals and the business, legal and scientific considerations related thereto. In the case of a dispute involving a scientific or accounting matter or determination, an expert having applicable expertise and experience will be selected by the Parties to assist the arbitrators in such scientific or accounting matter or determination (and the arbitrators will select such expert if the Parties cannot agree on such expert within [***] following the selection of the arbitrators). The governing law in Section 16.1 (Governing Law) will govern such proceedings. No individual will be appointed to arbitrate a dispute pursuant to this Agreement unless he or she agrees in writing to be bound by the provisions of this Section 15.3 (Long Form Arbitration). The place of arbitration will be London, unless otherwise agreed to by the Parties, and the arbitration will be conducted in English.

15.3.2

The arbitrators will set a date for a hearing that will be held no later than [***] after the transmission of the file to the arbitrators. The Parties will have the right to be represented by counsel. Except as provided herein, the arbitration will be governed by the Rules of Arbitration of the International Chamber of Commerce (the “Arbitration Rules”) applicable at the time of the notice of arbitration pursuant to Section 15.2 (Escalation to Senior Officers), including the right of each Party to undertake document requests.

15.3.3

The arbitrators’ decision and award will be made and delivered within [***] after the later of the completion of the hearing described in Section 15.3.2 or the final post-hearing submission. The determination of the arbitrators as to the resolution of any dispute will be binding and conclusive upon the Parties. All rulings of the arbitrators will be in writing and will be delivered to the Parties as soon as is reasonably possible. Nothing contained herein will be construed to permit the arbitrators to award punitive, exemplary or any similar damages. Any arbitration award may be entered in and enforced by a court in accordance with Section 15.5 (Award).

15.4	Expedited Arbitration. If the Parties (and the Senior Officers) are unable to agree an issue subject to [***], such disagreement will be resolved solely and exclusively by binding arbitration to be conducted as set forth below in this Section 15.4 (Expediated Arbitration) (“Expedited Arbitration”).

15.4.1

In any proceeding under this Section 15.4 (Expediated Arbitration), there will be one (1) arbitrator, who has significant experience and expertise in cross-border licensing and partnering agreements in the pharmaceutical industries, selected by mutual agreement or, if the Parties are unable to agree on an arbitrator [***] after such matter is referred to Expedited Arbitration, the Parties will request that ICC select the arbitrator, in each case satisfying the criteria set forth in Section 15.3.1 to the maximum extent possible.

15.4.2

Within [***] after appointment of the arbitrator, each Party will submit to the arbitrator its proposal and a written memorandum of no more than [***] in support thereof (the “Opening Brief”). The arbitrator will provide each Party’s Opening Brief to the other Party after he or she receives the Opening Brief from both Parties. Within [***] after a Party receives the other Party’s Opening Brief from the arbitrator, such receiving Party will have the right to submit to the arbitrator a response to the other Party’s Opening Brief (each, a “Response Brief”) which will not exceed [***] in total. The arbitrator will provide each Party’s Response Brief to the other Party after he or she receives a Response Brief from both Parties (or at the expiration of such [***] period if any Party fails to submit a Response Brief).

15.4.3

There will be no discovery in the Expedited Arbitration (e.g., document requests, interrogatories, depositions, etc.). The arbitrator will, however, have the right to perform independent research and analysis, provided that the Parties have the right to provide written comments on such research and analysis. The arbitrator will also have the right to request any Party provide additional documentary evidence that was Controlled by such Party.

15.4.4

The arbitrator will be instructed to select one Party’s proposal no later than [***] following the receipt of both Parties’ Response Briefs (or expiration of the aforementioned [***] period if any Party fails to submit a Response Brief) or receipt of the Parties’ written comments pursuant to Section 15.4.3, whichever is later, and to select the proposal that he or she determines is the most commercially reasonable under the circumstances and best gives effect to the intent of the Parties under this Agreement. The arbitrator will accept only one (1) of the proposals submitted by the Parties (without making any changes to such proposal) and will render such proposal as the arbitrator’s final decision and award. Notwithstanding anything to the contrary in this Agreement, the arbitrator will not have the authority to render any decision other than selecting one (1) proposal submitted by a Party pursuant to this Section 15.4 (Expediated Arbitration). The arbitrator’s decision and award will be final and binding on the Parties.

15.5

Award.  Any award to be paid by one Party to the other Party as determined by the arbitrators as set forth above under Section 15.3 (Long Form Arbitration) or Section 15.4 (Expediated Arbitration) will be promptly paid in Dollars free of any tax, deduction or offset, unless otherwise required by Applicable Law or otherwise stipulated in the arbitration decision; and any costs, fees or taxes incident to enforcing the award will, to the maximum extent permitted by Applicable Law, be charged against the Party resisting enforcement. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 15 (Dispute Resolution), and agrees that, judgment may be entered upon the final award in a court of competent jurisdiction and that other courts may award full faith and credit to such judgment in order to enforce such award. With respect to money damages, nothing contained herein will be construed to permit the arbitrators or any court or any other forum to award punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages. The only damages recoverable under this Agreement are compensatory damages.

15.6	Costs. [***].
15.7

Injunctive Relief.  Nothing in this Article 15 (Dispute Resolution) will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. For the avoidance of doubt, nothing in this Section 15.7 (Injunctive Relief) will otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 14.2.1 (Termination for Material Breach).

15.8

Confidentiality.  The arbitration proceeding will be confidential, and the arbitrators will issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by Applicable Law, no Party will make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party (which consent will not be unreasonably withheld, delayed or conditioned). The existence of any dispute submitted to arbitration, and any award, will be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement or challenge of such award or as otherwise required by Applicable Law. Notwithstanding the foregoing, each Party will have the right to disclose information regarding the arbitration proceeding to the same extent as it may disclose Confidential Information of the other Party under Article 11 (Confidential Information) above. No award or decision of the arbitrators may be published.

15.9	Survivability. Any duty to arbitrate under this Agreement will remain in effect and be enforceable after termination of this Agreement for any reason.
15.10

Patent and Trademark Disputes.  Notwithstanding Section 15.3 (Long Form Arbitration), any dispute, controversy or claim relating to the inventorship, scope, validity, enforceability or infringement of any Patent Rights Covering the Manufacture, use, importation, offer for sale or sale of the Licensed Compounds or the Licensed Products or of any trademarks will be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

16.	General
16.1

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to the conflicts of laws provision thereof. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Agreement or the interpretation thereof.

16.2	Amendment. The Agreement may only be amended in writing signed by duly authorized representatives of Zenas and InnoCare.
16.3	Assignment.
16.3.1

General.  Subject to Sections 16.3.2 (Exceptions) and 16.3.3 (Security Interest), neither Party may assign, mortgage, charge, or otherwise transfer any rights or obligations under this Agreement without the prior written consent of the other Party.

16.3.2	Exceptions. With written notice to the other Party after such assignment or transfer (to be provided no later than [***]), either Party may assign and transfer all its rights and obligations under this Agreement to (a) an Affiliate; provided that the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder, or (b) a Third Party successor to all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or other similar transaction, including a Change of Control transaction); provided, that the assignee undertakes in writing to the other Party to be bound by and perform the obligations of the assignor under this Agreement.

16.3.3

Security Interest.  Zenas may, with at least [***] prior written notice to InnoCare, grant a security interest in its rights under this Agreement to a secured party in connection with a bona fide financing transaction; provided, that such grant does not involve or result in any assignment or transfer of Zenas’s rights of performance under this Agreement unless and until an event of default occurs under such financing; and provided, further that such secured party covenants not to disturb the rights and licenses granted to Zenas until such event of default. In the event of enforcement of such security interest following an event of default, any foreclosure, assignment, or transfer of Zenas’s rights under this Agreement to a Third Party shall be subject to InnoCare’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed; provided, that such Third Party agrees in writing to be bound by the terms of this Agreement.

16.3.4

Conditions.  Any permitted assignment of the rights and obligations of a Party under this Agreement will be binding on, and inure to the benefit of and be enforceable by and against, the successors and permitted assigns of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.3 (Assignment) will be null, void and of no legal effect.

16.4

Waiver.  No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

16.5

Invalid Clauses.  If any provision or part of this Agreement is held to be invalid, amendments to this Agreement may be made by the addition or deletion of wording as appropriate to remove the invalid part or provision but otherwise retain the provision and the other provisions of this Agreement to the maximum extent permissible under Applicable Law such that the objectives contemplated by the Parties when entering into this Agreement may be realized.

16.6

No agency.  Neither Party shall act or describe itself as the agent of the other, nor shall it make or represent that it has authority to make any commitments on the other’s behalf. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties. Neither Party will treat or report the relationship between the Parties as a partnership for any tax purpose, unless otherwise required pursuant to a determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.

16.7

Performance by Affiliates.  Each Party may perform any obligations and exercise any right hereunder through any of its Affiliates; provided, that such Party will remain primarily responsible for the other Party hereunder. Each Party hereby guarantees the performance by any of its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this

Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.8

Force Majeure.  Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in achieving any objective, satisfying any condition, or performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from acts or events beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, government actions, unavailability of supplies, materials or transportation, fire, earthquakes, floods, epidemics, pandemics, the spread of infectious diseases, and quarantines (“Force Majeure”). The affected Party will notify the other Party in writing of any Force Majeure circumstances as soon as reasonably practical, will provide a good faith estimate of the period for which its failure or delay in performance under this Agreement is expected to continue based on currently available information and shall use best efforts to mitigate the effects of such Force Majeure and promptly resume performance upon the cessation thereof.

16.9

Notices.  Any notice to be given under this Agreement must be in writing and be delivered to the other Party by hand or courier. Any notice shall be deemed to have been sufficiently given if delivered (a) in person, (b) by express courier service (signature required) to the Party to which it is directed or (c) by email (with transmission confirmed). This Section 16.9 (Notices) is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement. Until changed by notice given in accordance with this clause, all notices should be addressed as follows:

For InnoCare:	[***]
With copies, which shall not constitute notice to:	[***]
For Zenas:	[***]
With copies, which shall not constitute notice to:	[***]

16.10

Further Action.  Each Party agrees to execute, acknowledge and deliver such further instruments, and do all reasonable further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

16.11

Entire Agreement.  This Agreement, including its Schedules, set out the entire agreement between the Parties relating to its subject matter and supersede all prior oral or written agreements, arrangements, or understandings between them relating to such subject matter.

16.12

Third Parties.  The Agreement does not create any right enforceable by any person who is not a party to it except as otherwise expressly provided in Sections 13.3 (Indemnification) and 13.4 (Indemnification Procedure). Except as expressly provided in Sections 13.3 (Indemnification) and 13.4 (Indemnification Procedure), no person who is not a Party to this Agreement shall have the right to enforce any term of this Agreement.

16.13

Counterparts; Electronic Signatures.  The Agreement may be executed in any number of counterparts, each of which is an original but all of which together will constitute one (1) document. Each Party acknowledges and agrees that this Agreement and all schedules, related documents, amendments and modifications thereof, may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

-----Signature Page Follows-----

The Agreement has been entered into on the Effective Date.

For and on behalf of	For and on behalf of

Zenas BioPharma, Inc.	InnoCare Pharma Inc.

Signed	Signed

Name	Name

Title	Title

[Signature Page to License Agreement]